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                                                     Exhibit 4(a)




                               RESTATED ARTICLES
                                OF INCORPORATION

                                       OF

                           The Washington Water Power
                                    Company

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                                    RESTATED

ARTICLES OF INCORPORATION OF "THE WASHINGTON WATER POWER COMPANY"

    Know all men by these presents that we have this day voluntarily associated ourselves together for the purpose of forming, and we do hereby form and agree to become a Corporation, under and by virtue of the laws of the Territory of Washington, and for such purpose we do hereby certify:-

    FIRST, That the name of said Corporation is "The Washington Water Power Company."

    SECOND, The objects and purposes for which the Corporation is formed are:

    To acquire, buy, hold, own, sell, lease, exchange, dispose of, finance, deal in, construct, build, equip, improve, use, operate, maintain and work upon:

    (a) Any and all kinds of plants and systems for the manufacture, production, storage, utilization, purchase, sale, supply, transmission, distribution or disposition of electric energy, natural or artificial gas, water or steam, or power produced thereby, or of ice and refrigeration of any and every kind;

    (b) Any and all kinds of telephone, telegraph, radio, wireless and other systems, facilities and devices for the receipt and transmission of sounds and signals, any and all kinds of interurban, city and street railways and bus lines for the transportation of passengers and/or freight, transmission lines, systems, appliances, equipment and devices and tracks, stations, buildings and other structures and facilities;

    (c) Any and all kinds of works, power plants, manufactories, structures, substations, systems, tracks, machinery, generators, motors, lamps, poles, pipes, wires, cables, conduits, apparatus, devices, equipment, supplies, articles and merchandise of every kind pertaining to or in anywise connected with the construction, operation or maintenance of telephone, telegraph, radio, wireless and other systems, facilities and devices for the receipt and transmission of sounds and signals, or of interurban city and street railways and bus lines, or in anywise connected with or pertaining to the manufacture, production, purchase, use, sale, supply, transmission, distribution, regulation, control or application of electric energy, natural or artificial gas, water, steam, ice, refrigeration and power or any other purpose;

    To acquire, buy, hold, own, sell, lease, exchange, dispose of, transmit, distribute, deal in, use, manufacture, produce, furnish and supply street and interurban railway and bus service, electric energy, natural or artificial gas, light, heat, ice, refrigeration, water and steam in any form and for any purposes whatsoever; and any power or force, or energy in any form and for any purposes whatsoever;

    To manufacture, produce, buy or in any other manner acquire, and to sell, furnish, dispose of and distribute steam for heating or other purposes, and to purchase, lease or otherwise acquire, build, construct, erect, hold, own, improve, enlarge, maintain, operate, control, supervise and manage and to sell, lease or otherwise dispose of plants, works and facilities, including distribution systems, mains, pipes, conduits and meters, and all other necessary apparatus and appliances used or useful or convenient for use in the business of manufacturing, producing, selling, furnishing, disposing of and distributing steam for heating or for any other purposes;

    To acquire, organize, assemble, develop, build up and operate constructing and operating and other organizations and systems, and to hire, sell, lease, exchange, turn over, deliver and dispose of such organizations and systems in whole or in part and as going organizations and systems and otherwise, and to enter into and perform contracts, agreements and undertakings of any kind in connection with any or all of the foregoing powers;

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    To do a general contracting business;

    To purchase, acquire, develop, mine, explore, drill, hold, own, sell and dispose of lands, interest in and rights with respect to lands and waters and fixed and movable property;

    To plan, design, construct, alter, repair, remove or otherwise engage in any work upon bridges, dams, canals, piers, docks, wharves, buildings, structures, foundations, mines, shafts, tunnels, wells, waterworks and all kinds of structural excavations and subterranean work and generally to carry on the business of contractors and engineers;

    To manufacture, improve and work upon and to deal in, purchase, hold, sell and convey minerals, metals, wood, oils and other liquids, gases, chemicals, animal and plant products or any of the products and by-products thereof or any article or thing into the manufacture of which any of the foregoing may enter;

    To manufacture, improve, repair and work upon and to deal in, purchase, hold, sell and convey any and all kinds of machines, instruments, tools, implements, mechanical devices, engines, boilers, motors, generators, rails, cars, ships, boats, launches, automobiles, trucks, tractors, airships, aeroplanes, articles used in structural work, building materials, hardware, textiles, clothing, cloth, leather goods, furs and any other goods, wares and merchandise of whatsoever kind;

    To construct, erect and sell buildings and structures in and on any lands for any use or purpose; to equip and operate warehouses, office buildings, hotels, apartment houses, apartment hotels and restaurants, or any other buildings and structures of whatsoever kind;

    To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of the state of Washington or of any other state or government and, while the owner of such stock, to exercise all the rights, powers and privileges of individual ownership with respect thereto, including the right to vote thereon, and to consent and otherwise act with respect thereto;

    To aid in any manner any corporation or association, domestic or foreign, or any firm or individual, any shares of stock in which or any bonds, debentures, notes, securities, evidence of indebtedness, contracts or obligations of which are held by or for the Corporation or in which or in the welfare of which the Corporation shall have any interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by the Corporation, or in which it may be interested at any time; and to organize or promote or facilitate the organization of subsidiary companies;

    To purchase from time to time any of its stock outstanding (so far as may be permitted by law) at such price as may be fixed by its Board of Directors or Executive Committee and accepted by the holders of the stock purchased, and to resell any stock so purchased at such price as may be fixed by its said Board of Directors or Executive Committee;

    In any manner to acquire, enjoy, utilize and to sell or otherwise dispose of patents, copyrights and trademarks and any licenses or other rights or interests therein and thereunder;

    To purchase, acquire, hold, own and sell or otherwise dispose of franchises, concessions, consents, privileges and licenses;

    To borrow money and contract debts, to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness payable at a specified time or times or payable

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upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise or unsecured, for money borrowed or in payment for property purchased or acquired or any other lawful objects; all as may be determined from time to time by the Board of Directors or Executive Committee of the Corporation, pursuant to the authority hereby conferred;

    To create mortgages or deeds of trust which shall cover and create a lien upon all or any part of the property of the Corporation of whatsoever kind and wheresoever situated, then owned or thereafter acquired, and to provide in any such mortgage or deed of trust that the amount of bonds or other evidences of indebtedness to be issued thereunder and to be secured thereby shall be limited to a definite amount or limited only by the conditions therein specified and to issue or cause to be issued by the Corporation the bonds or other evidences of indebtedness to be secured thereby; all as may be determined from time to time by the Board of Directors or Executive Committee of the Corporation pursuant to the authority hereby conferred;

    To do all and everything necessary and proper for the accomplishment of the objects enumerated in these Articles of Incorporation or any amendment thereof or necessary or incidental to the protection and benefit of the Corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation whether or not such business is similar in nature to the objects set forth in these Articles of Incorporation or any amendment thereof;

    To do any or all things herein set forth, to the same extent and as fully as natural persons might or could do, and in any part of the world, and as principal, agent, contractor or otherwise, and either alone or in conjunction with any other persons, firms, associations or corporations;

    To conduct its business in any or all its branches in the state of Washington, other states, the District of Columbia, the territories and colonies of the United States, and any foreign countries, and to have one or more offices out of the state of Washington.

    THIRD:

    (a) The amount of capital with which the Corporation will begin to carry on business hereunder shall be FIVE MILLION FIVE HUNDRED DOLLARS ($5,000,500).

    (b) The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 110,000,000 shares, divided into 10,000,000 shares of Preferred Stock without nominal or par value, issuable in series as hereinafter provided, and 200,000,000 shares of Common Stock without nominal or par value.

    (c) A statement of the preferences, limitations and relative rights of each class of capital stock of the Corporation, namely, the Preferred Stock without nominal or par value and the Common Stock without nominal or par value, of the variations in the relative rights and preferences as between series of the Preferred Stock insofar as the same are fixed by these Articles of Incorporation, and of the authority vested in the Board of Directors of the Corporation to establish series of Preferred Stock and to fix and determine the variations in the relative rights and preferences as between series insofar as the same are not fixed by these Articles of Incorporation and as to which there may be variations between series is as follows:

    (d) The shares of the Preferred Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series of the Preferred Stock and all other classes of capital stock of the Corporation. To the extent that these Articles of Incorporation shall not have established series of the Preferred Stock and fixed and determined the variations in the relative rights and preferences as between series, the Board of Directors shall have authority, and is hereby expressly vested with authority,

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           to divide the Preferred Stock into series and, within the
           limitations set forth in these Articles of Incorporation and such limitations as may be provided by law, to fix and determine the relative rights and preferences of any series of the Preferred Stock so established. Such action by the Board of Directors shall be expressed in a resolution or resolutions adopted by it prior to the issuance of shares of each series, which resolution or resolutions shall also set forth the distinguishing designation of the particular series of the Preferred Stock established thereby. Without limiting the generality of the foregoing, authority is hereby expressly vested in the Board of Directors so to fix and determine, with respect to any series of the Preferred Stock:

           (1) the rate or rates of dividend, if any, which may be expressed in terms of a formula or other method by which such rate or rates shall be calculated from time to time, and the date or dates on which dividends may be payable;

           (2) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

           (3) the amount payable upon shares in event of voluntary and involuntary liquidation;

           (4) sinking fund provisions, if any, for the redemption or purchase of shares; and

           (5) the terms and conditions, if any, on which shares may be converted.

           All shares of the Preferred Stock of the same series shall be identical except that shares of the same series issued at different times may vary as to the dates from which dividends thereon shall be cumulative; and all shares of the Preferred Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank, and shall be identical except as to the designation thereof, the date or dates from which dividends on shares thereof shall be cumulative, and the relative rights and preferences set forth above in clauses (1) through (5) of this subdivision (d), as to which there may be variations between different series. Except as may be otherwise provided by law, by subdivision (j) of this Article THIRD, or by the resolutions establishing any series of Preferred Stock in accordance with the foregoing provisions of this subdivision (d), whenever the written consent, affirmative vote, or other action on the part of the holders of the Preferred Stock may be required for any purpose, such consent, vote or other action shall be taken by the holders of the Preferred Stock as a single class irrespective of series and not by different series.

    (e) Out of any funds legally available for the payment of dividends, the holders of the Preferred Stock of each series shall be entitled, in preference to the holders of the Common Stock, to receive, but only when and as declared by the Board of Directors, dividends at the rate or rates fixed and determined with respect to each series in accordance with these Articles of Incorporation, and no more, payable as hereinafter provided. Such dividends shall be cumulative so that if for all past dividend periods and the then current dividend periods dividends shall not have been paid or declared and set apart for payment on all outstanding shares of each series of the Preferred Stock, at the dividend rates fixed and determined for the respective series, the deficiency shall be fully paid or declared and set apart for payment before any dividends on the Common Stock shall be paid or declared and set apart for payment; provided, however, that nothing in this subdivision (e) or elsewhere in these Articles of Incorporation shall prevent the simultaneous declaration and payment of dividends on both the Preferred Stock and the Common Stock if there are sufficient funds legally available to pay all dividends concurrently. Dividends on all shares of the Preferred Stock of each series shall be cumulative from the date of issuance of shares of such series. If more than one series of the Preferred Stock shall be outstanding and if dividends on each series shall not have been paid or declared and set apart for payment, at the dividend rate or

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           rates fixed and determined for such series, the shares of the
           Preferred Stock of each series shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full. As to all series of Preferred Stock, the dividend payment dates for regular dividends shall be the fifteenth day of March, June, September and December in each year, unless other dividend payment dates shall have been fixed and determined for any series in accordance with subdivision (d) of this Article THIRD, and the dividend period in respect of which each regular dividend shall be payable in respect of each series shall be the period commencing on the next preceding dividend payment date for such series and ending on the day next preceding the dividend payment date for such dividend. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

    (f) Subject to the limitations set forth in paragraph (e) or elsewhere in these Articles of Incorporation (and subject to the rights of any class of stock hereafter authorized), dividends may be paid on the Common Stock when and as declared by the Board of Directors out of any funds legally available for the payment of dividends, and no holder of shares of any series of the Preferred Stock as such shall be entitled to share therein.

    (g) In the event of any voluntary dissolution, liquidation or winding up of the Corporation, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock of each series then outstanding shall be entitled to receive out of the net assets of the Corporation available for distribution to its stockholders the respective amounts per share fixed and determined in accordance with these Articles of Incorporation to be payable on the shares of such series in the event of voluntary liquidation, and no more, and in the event of any involuntary dissolution, liquidation or winding up of the Corporation, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock of each series then outstanding shall be entitled to receive out of the net assets of the Corporation available for distribution to its stockholders the respective amounts per share fixed and determined in accordance with these Articles of Incorporation to be payable on the shares of such series in the event of involuntary liquidation, and no more. If upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of all outstanding shares of Preferred Stock of all series the full amounts to which they shall be respectively entitled as aforesaid, the entire net assets of the Corporation available for distribution shall be distributed ratably to the holders of all outstanding shares of Preferred Stock of all series in proportion to the amounts to which they shall be respectively so entitled. For the purposes of this and the next succeeding subdivision, and without limiting the right of the Corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger or consolidation, the sale of all or substantially all of the property of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation or corporations, shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary.

    (h) Subject to the limitations set forth in subdivision (g) of this Article THIRD or elsewhere in these Articles of Incorporation (and subject to the rights of any class of stock hereafter authorized) upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, any net assets of the Corporation available for distribution to its stockholders shall be distributed ratably to holders of the Common Stock.

    (i) The Preferred Stock may be redeemed in accordance with the following provisions of this subdivision (i):

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           (1)   Each series of the Preferred Stock which has been determined to be redeemable as permitted by subdivision (d) of this Article THIRD may be redeemed in whole or in part by the Corporation, at its election expressed by resolution of the Board of Directors, at any time or from time to time, at the then applicable redemption price fixed and determined with respect to each series, subject however, to any terms and conditions specified in respect of any series of the Preferred Stock in accordance with subdivision (d) of this Article THIRD. If less than all of the shares of any series are to be redeemed, the redemption shall be made either pro rata or by lot in such manner as the Board of Directors shall determine.

           (2) In the event the Corporation shall so elect to redeem shares of the Preferred Stock, notice of the intention of the Corporation to do so and of the date and place fixed for redemption shall be mailed not less than thirty nor more than ninety days before the date fixed for redemption to each holder of shares of the Preferred Stock to be redeemed at his address as it shall appear on the books of the Corporation, and on and after the date fixed for redemption and specified in such notice (unless the Corporation shall default in making payment of the redemption price), such holders shall cease to be shareholders of the Corporation with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares, excepting only the right to receive the redemption price therefor from the Corporation on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.

           (3) Contemporaneously with the mailing of notice of redemption of any shares of the Preferred Stock as aforesaid or at any time thereafter on or before the date fixed for redemption, the Corporation may, if it so elects, deposit the aggregate redemption price of the shares to be redeemed with any bank or trust company doing business in the City of New York, New York, or Spokane, Washington, having a capital and surplus of at least $5,000,000, named in such notice, payable on the date fixed for redemption in the proper amounts to the respective holders of the shares to be redeemed, upon endorsement, if required, and surrender of their certificates for such shares, and on and after the making of such deposit such holders shall cease to be stockholders of the Corporation with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares, excepting only the right to exercise such redemption or exchange rights, if any, on or before the date fixed for redemption as may have been provided with respect to such shares or the right to receive the redemption price of their shares from such bank or trust company on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.

           (4) If the Corporation shall have so elected to deposit the redemption moneys with a bank or trust company, any moneys so deposited which shall remain unclaimed at the end of six years after the redemption date shall be repaid to the Corporation, and upon such repayment holders of Preferred Stock who shall not have made claim against such moneys prior to such repayment shall be deemed to be unsecured creditors of the Corporation for an amount, without interest, equal to the amount they would theretofore have been entitled to receive from such bank or trust company. Any redemption moneys so deposited which shall not be required for such redemption because of the exercise, after the date of such deposit, of any right of conversion or exchange or otherwise, shall be returned to the Corporation forthwith. The Corporation shall be entitled to receive any interest allowed by any bank or trust company on any moneys deposited with such bank or trust company as herein provided, and the holders of any shares called for redemption shall have no claim against any such interest.

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           (5)   Nothing herein contained shall limit any legal right of the
                 Corporation to purchase or otherwise acquire any shares of the Preferred Stock.

    (j) The holders of the Preferred Stock shall not have any right to vote for the election of Directors or for any other purpose except as otherwise provided by law and as set forth below in this subdivision of this Article THIRD or elsewhere in these Articles of Incorporation. Holders of Preferred Stock shall be entitled to notice of each meeting of stockholders at which they shall have any right to vote but except as may be otherwise provided by law shall not be entitled to notice of any other meeting of stockholders.

           (1) Whenever and as often as, at any date, dividends payable on any shares of the Preferred Stock shall be in arrears in an amount equal to the aggregate amount of dividends accumulated on such shares of the Preferred Stock over the eighteen-month period ended on such date, the holders of the Preferred Stock of all series, voting separately and as a single class, shall be entitled to vote for and to elect a majority of the Board of Directors, and the holders of the Common Stock, voting separately and as a single class, shall be entitled to vote for and to elect the remaining Directors of the Corporation. The right of the holders of the Preferred Stock to elect a majority of the Board of Directors shall, however, cease when all defaults in the payment of dividends on their stock shall have been cured and such dividends shall be declared and paid out of any funds legally available therefor as soon as in the judgment of the Board of Directors is reasonably practicable. The terms of office of all persons who may be Directors of the Corporation at the time the right to elect Directors shall accrue to the holders of the Preferred Stock as herein provided shall terminate upon the election of their successors at a meeting of the shareholders of the Corporation then entitled to vote. Such election shall be held at the next Annual Meeting of Shareholders or may be held at a special meeting of shareholders but shall be held upon notice as provided in the Bylaws of the Corporation for a special meeting of the shareholders. Any vacancy in the Board of Directors occurring during any period when the Preferred Stock shall have elected representatives on the Board shall be filled by a majority vote of the remaining Directors representing the class of stock theretofore represented by the Director causing the vacancy. At all meetings of the shareholders held for the purpose of electing Directors during such times as the holders of the Preferred Stock shall have the exclusive right to elect a majority of the Board of Directors of the Corporation, the presence in person or by proxy of the holders of a majority of the outstanding shares of Preferred Stock of all series shall be required to substitute a quorum of such class for the election of Directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock shall be required to constitute a quorum of such class for the election of Directors; provided, however, that the absence of a quorum of the holders of stock of either class shall not prevent the election at any such meeting, or adjournment thereof, of Directors by the other class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided further, that, in the absence of a quorum of the holders of stock of either class, a majority of those holders of such stock who are present in person or by proxy shall have the power to adjourn the election of those Directors to be elected by that class from time to time without notice, other than announcement at the meeting, until the requisite amount of holders of stock of such class shall be present in person or by proxy.

           (2) So long as any shares of the Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Preferred Stock at the time outstanding, adopt any amendment to these Articles of Incorporation if such amendment would:

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                 (i)      create or authorize any new class of stock ranking
                          prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up;

                 (ii) increase the authorized number of shares of the Preferred Stock; or

                 (iii) change any of the rights or preferences of the Preferred Stock at the time outstanding provided, however, that if any proposed change of any of the rights or preferences of any outstanding shares of the Preferred Stock would affect the holders of shares of one or more, but not all, series of the Preferred Stock then outstanding, only the affirmative vote of the holders of at least a majority of the total number of outstanding shares of all series so affected shall be required; and provided further, that nothing herein shall authorize the adoption of any amendment to these articles of Incorporation by the vote of the holders of a lesser number of shares of the Preferred Stock, or of any other class of stock, or of all classes of stock, than is required for such an amendment by the laws of the State of Washington at the time applicable thereto.

           (3) So long as any shares of the Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Preferred Stock at the time outstanding, issue any shares of the Preferred Stock, or of any other class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, unless the net income of the Corporation available for the payment of dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance of such shares (including, in any case in which such shares are to be issued in connection with the acquisition of new property, the net income of the property so to be acquired, computed on the same basis as the net income of the Corporation) is at least equal to one and one-half times the annual dividend requirements on all shares of the Preferred Stock, and on all shares of all other classes of stock ranking prior to or on a parity with the Preferred Stock, as to dividends or upon dissolution, liquidation or winding up, which will be outstanding immediately after the issuance of such shares, including the shares proposed to be issued; provided, however, that if the shares of any series of the Preferred Stock or any such prior or parity stock shall have a variable dividend rate, the annual dividend requirement on the shares of such series shall be determined by reference to the weighted average dividend rate on such shares during the twelve-month period for which the net income of the Corporation available for the payment of dividends shall have been determined; and provided, further, that if the shares of the series to be issued are to have a variable dividend rate, the annual dividend requirement on the shares of such series shall be determined by reference to the initial dividend rate upon the issuance of such shares. In any case where it would be appropriate, under generally accepted accounting principles to combine or consolidate the financial statements of any parent or subsidiary of the Corporation with those of the Corporation, the foregoing computation may be made on the basis of such combined or consolidated financial statements.

    (k) Subject to the limitations set forth in subdivision (j) of this Article THIRD (and subject to the rights of any class of stock hereafter authorized), and except as may be otherwise provided by law, the holders of the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes.
           At each meeting of stockholders, each holder of stock entitled to vote thereat shall be entitled to one vote for each share of such stock held by him and recorded in his name on the record date for such meeting, and may vote and otherwise act in person or by proxy-, provided, however, that at each election for Directors every stockholder entitled to vote at such election shall have the right to vote the number of shares held by him for as many persons as there are Directors to be elected and for whose election he has the right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

    (l) Subject to the limitations set forth in subdivision (j) of this Article THIRD (and subject to the rights of any class of stock hereafter authorized), and except as may be otherwise provided by law, upon the vote of a majority of all of the Directors of the Corporation and of the holders of record of two-thirds of the total number of shares of the Corporation then issued and outstanding and entitled to vote (or, if the vote of a larger number or different proportion of shares is required by the laws of the state of Washington, notwithstanding the above agreement of the stockholders of the Corporation to the contrary, then upon the vote of the holders of record of the larger number or different proportion of shares so required) the Corporation may from time to time create or authorize one or more other classes of stock with such preferences, designations, rights, privileges, powers, restrictions, limitations and qualifications as may be determined by said vote, which may be the same or different from the preferences, designations, rights, privileges, powers, restrictions, limitations and qualifications of the classes of stock of the Corporation then authorized and/or the Corporation may increase or decrease the number of shares of one or more of the classes of stock then authorized.

    (m) All stock of the Corporation without nominal or par value whether authorized herein or upon subsequent increases of capital stock or pursuant to any amendment hereof may be issued, sold and disposed of by the Corporation from time to time for such consideration in labor, services, money or property as may be fixed from time to time by the Board of Directors and authority to the Board of Directors so to fix such consideration is hereby granted by the stockholders.
           The consideration received by the Corporation from the issuance and sale of new or additional shares of capital stock without par value shall be entered in the capital stock account.

    (n) No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any stock of the Corporation authorized herein or of any additional stock of any class to be issued by reason of any increase of the authorized capital stock of the Corporation or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation but any stock authorized herein or any such additional authorized issue of any stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations upon such terms and conditions as the Board of Directors in their discretion may determine without offering any thereof on the same terms or any terms to the stockholders then of record or to any class of stockholders.

    (o)    (1)   SERIES A.  There is hereby established a first series of the
                 Preferred Stock of the Corporation which shall:

                 (a) consist of 250,000 shares and be designated as "$9.00 Preferred Stock Series A";

                 (b)   have a dividend rate of $9.00 per share per annum;

                 (c) be redeemable at the price of $109.00 per share if redeemed on or before May 1, 1983, of $105.40 per share if redeemed after May 1, 1983 and on or before May 1, 1988, of $102.70 per share if redeemed after May 1, 1988 and on or before May 1, 1993, and of $100.90 per share if redeemed after May 1, 1993, in each case plus an amount equivalent to accumulated and unpaid dividends thereon, if any, to the date fixed for redemption; provided, however, that no share of said flat series shall be redeemed prior to May 1, 1983 if such redemption is for the purpose or in anticipation of refunding such share through the use, directly or indirectly, of borrowed funds or funds derived through the issuance by the Corporation of stock ranking prior to or on a parity with the shares of said first series as to dividends or upon dissolution, liquidation or winding up, if such borrowed funds have an effective interest cost to the Corporation (computed in accordance with accepted financial practice) or such stock has an effective dividend cost to the Corporation (so computed) of less than the effective dividend cost to the Corporation of the shares of said first series;

                 (d) the amount payable upon the shares of said first series in the event of involuntary dissolution, liquidation or winding up of the Corporation shall be $100 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of such involuntary dissolution, liquidation or winding up, and the amount payable upon shares of said first series in the event of voluntary dissolution, liquidation or winding up of the Corporation shall be an amount equivalent to the then redemption price (including an amount equivalent to accumulated and unpaid dividends thereon) of shares of said first series;

                 (e) there shall be no sinking fund provisions for the redemption or purchase of the shares of said first series; and

                 (f) the shares of said first series shall not, by their terms, be convertible.

           (2) SERIES E. There is hereby established a fifth series of the Preferred Stock of the Corporation which shall have, in addition to the general terms and characteristics of all of the authorized shares of Preferred Stock of the Corporation, the following distinctive terms and characteristics:

                 (a) The fifth series of Preferred Stock of the Corporation shall consist of 400,000 shares and be designated as "$11.25 Preferred Stock Series E";

                 (b) Said fifth series shall have a dividend rate of $11.25 per share per annum;

                 (c) Said fifth series shall not be redeemable prior to March 15, 1990. At the election of the Board of Directors of the Corporation, said fifth series shall be redeemable at the price of $104.00 per share if redeemed on or after March 15, 1990 and before March 15, 1991, of $102.50 per share if redeemed on or after March 15, 1991 and before March 15, 1992, of $101.00 per share if redeemed on or after March 15, 1992 and before March 15, 1993, and of $100.00 per share if redeemed on or after March 15, 1993, in each case plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption. No redemption shall be made under this subparagraph (c) of less than 10,000 shares. If less than all of the shares of the fifth series are to be redeemed, the redemption shall be made pro rata (to the nearest full share) among the holders of the shares of said fifth series then outstanding in proportion to the respective numbers of shares of said fifth series then held by such holders;

                 (d) The amount payable upon the shares of said fifth series in the event of involuntary dissolution, liquidation or winding up of the Corporation shall be $100.00 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of such involuntary dissolution, liquidation or winding up. The amount payable upon the shares of said fifth series, in the event of voluntary dissolution, liquidation or winding up of the corporation shall be $111.25 per share if such event shall occur before March 15, 1985, $110.00 per share if such event shall occur on or after March 15, 1985 and before March 15, 1986, $108.75 per share if such event shall occur on or after March 15, 1986 and before March 15, 1987, $107.50 per share if such event shall occur on or after March 15, 1987 and before March 15,1988, $106.25 per share if such event shall occur on or after March 15, 1988 and before March 15, 1989, $105.00 per share if such event shall occur on or after March 15, 1989 and before March 15, 1990, $103.75 per share if such event shall occur on or after March 15, 1990 and before March 15,1991, $102.50 per share if such event shall occur on or after March 15, 1991 and before March 15,1992, $101.25 per share if such event shall occur on or after March 15, 1992 and before March 15, 1993, and $100.00 per share if such event shall occur on or after March 15, 1993, in each case plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of such event;

                 (e)      (i)     As and for a sinking fund for the redemption
                                  of shares of said fifth series, on March 15, 1990 and each March 15 thereafter until all shares of said fifth series shall have been retired, the Corporation shall redeem 80,000 shares of said fifth series at the price of $100.00 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption;

                          (ii)    The sinking fund requirement of the
                                  Corporation to redeem shares of said fifth series pursuant to this subparagraph (e) shall be subject to any applicable restrictions of law and such redemption shall be made only out of funds legally available therefor;

                          (iii)   The sinking fund requirement of the
                                  Corporation to redeem shares of said fifth series pursuant to this subparagraph (e) shall be cumulative. If at any time the Corporation shall not have satisfied in full the cumulative sinking fund requirement to redeem shares of said fifth series, the Corporation shall not pay or declare and set apart for payment any dividends upon, or make any other distribution with respect to, or redeem, purchase or otherwise acquire any shares of, the Common Stock or any other class of stock ranking as to dividends and distributions of assets junior to the Preferred Stock;

                          (iv) If at any time the Corporation shall not have satisfied in full the cumulative sinking fund requirement to redeem shares of said fifth series pursuant to this subparagraph (e), and if at such time the Corporation shall not have satisfied in full any requirements of sinking funds for the redemption or purchase of shares of any other series of the Preferred Stock or any other class of stock ranking as to dividends and distributions of assets on a parity with the Preferred Stock, any funds of the Corporation legally available for the purpose shall be allocated among all such sinking funds for series of the Preferred Stock and such parity stock in proportion to the respective amounts then required for the satisfaction thereof;

                   (f) The shares of said fifth series shall not, by their terms, be convertible.

           (3) SERIES F. There is hereby established a sixth series of the Preferred Stock of the Corporation which shall have, in addition to the general terms and characteristics of an of the authorized shares of Preferred Stock of the Corporation, the following distinctive terms and characteristics:

                 (a) The sixth series of Preferred Stock of the Corporation shall consist of 300,000 shares and be designated as "$12.50 Preferred Stock, Series F";

                 (b) Said sixth series shall have a dividend rate of $12.50 per share per annum;

                 (c) Said sixth series shall not be redeemable prior to June 15, 1990. At the election of the Board of Directors of the Corporation, said sixth series shall be redeemable at the price of $104.40 per share if redeemed on or after June 15, 1990 and before June 15, 1991, of $102.70 per share if redeemed on or after June 15, 1991 and before June 15, 1992, of $101.00 per share if redeemed on or after June 15, 1992 and before June 15, 1993, and of $100.00 per share if redeemed on or after June 15, 1993, in each case plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption. No redemption shall be made under this subparagraph (c) of less than 10,000 shares. If less than all of the shares of the sixth series are to be redeemed, the redemption shall be made pro rata (to the nearest full share) among the holders of the shares of said sixth series then outstanding in proportion to the respective numbers of shares of said sixth series then held by such holders;

                 (d) The amount payable upon the shares of said sixth series in the event of involuntary dissolution, liquidation or winding up of the Corporation shall be $100.00 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of such involuntary dissolution, liquidation or winding up. The amount payable upon the shares of said sixth series, in the event of voluntary dissolution, liquidation or winding up of the Corporation shall be $112.50 per share if such event shall occur before June 15, 1985, $111.11 per share if such event shall occur on or after June 15, 1985 and before June 15, 1986, $109.72 per share if such event shall occur on or after June 15, 1986 and before June 15, 1987, $108.33 per share if such event shall occur on or after June 15, 1987 and before June 15, 1988, $106.94 per share if such event shall occur on or after June 15, 1988 and before June 15, 1989, $105.56 per share if such event shall occur on or after June 15,1989 and before June 15, 1990, $104.17 per share if such event shall occur on or after June 15, 1990 and before June 15, 1991, $102.78 per share if such event shall occur on or after June 15, 1991 and before June 15, 1992, $101.39 per share if such event shall occur on or after June 15, 1992 and before June 15, 1993, and $100.00 per share if such event shall occur on or after June 15, 1993, in each case plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of such event;

                 (e)   (i)    As and for a sinking fund for the redemption of
                              shares of said sixth series, on June 15, 1990 and each June 15 thereafter until all shares of said sixth series shall have been retired, the Corporation shall redeem 60,000 shares of said sixth series at the price of $100.00 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption;

                       (ii) The sinking fund requirement of the Corporation to redeem shares of said sixth series pursuant to this subparagraph (e) shall be subject to any applicable restrictions of law and such redemption shall be made only out of the funds legally available therefor;

                       (iii) The sinking fund requirement of the Corporation to redeem shares of said sixth series pursuant to this subparagraph (e) shall be cumulative. If at any time the Corporation shall not have satisfied in full the cumulative sinking fund requirement to redeem shares of said sixth series, the Corporation shall not pay or declare and set apart for payment any dividends upon, or make any other distribution with respect to, or redeem, purchase or otherwise acquire any shares of, the Common Stock or any other class of stock ranking as to dividends and distributions of assets junior to the Preferred Stock;

                       (iv) If at any time the Corporation shall not have satisfied in full the cumulative sinking fund requirement to redeem shares of said sixth series pursuant to this subparagraph (e), and if at such time the Corporation shall not have satisfied in full any requirements of sinking funds for the redemption or purchase of shares of any other series of the Preferred Stock or any other class of stock ranking as to dividends and distributions of assets on a parity with the Preferred Stock any funds of the Corporation legally available for the purpose shall be allocated among all such sinking funds for series of the Preferred Stock and such parity stock in proportion to the respective amounts then required for the satisfaction thereof;

                 (f) The shares of said sixth series shall not, by their terms, be convertible.

           (4) SERIES G. There is hereby established a seventh series of the Preferred Stock of the Corporation which shall have, in addition to the general terms and characteristics of all of the authorized shares of Preferred Stock of the Corporation, the following distinctive terms and characteristics:

                 (a) The seventh series of Preferred Stock of the Corporation shall consist of 450,000 shares and be designated as "Adjustable Rate Preferred Stock, Series G";

                 (b) The rate of dividend per annum on said seventh series of Preferred Stock is hereby determined and fixed at the Dividend Rate (as hereinafter defined) from time to time in effect.

                              The "Dividend Rate" for the initial dividend
                       period ending December 14, 1985 shall be 8.80% per annum. Except as provided below in this paragraph, the "Dividend Rate" for each subsequent dividend period will be 1.55% below the highest of (a) the Treasury Bill Rate, (b) the Ten Year Constant Maturity Rate and (c) the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. In the event that the Corporation shall determine in good faith that for any reason one or more of such rates cannot be determined for any dividend period, then the Dividend Rate for such dividend period shall be 1.55% below the higher of whichever of such rates can be so determined. In the event that the Corporation shall determine in good faith that none of such rates can be determined for any dividend period, then the Dividend Rate in effect for the preceding dividend period shall be continued for such dividend period. Anything herein to the contrary notwithstanding, the Dividend Rate for any dividend period shall in no event be less than 6% per annum nor greater than 13% per annum,

                              Except as provided below in this paragraph, the
                       "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate shall have been published during the relevant Calendar Period [as hereinafter defined]) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period ending on (and including) the March 4, June 4, September 4 or December 4, as the case may be, immediately preceding the commencement of the dividend period for which the Dividend Rate on the shares of said seventh series of Preferred Stock is being calculated. In the event that the Federal Reserve Board shall not have published a weekly per annum secondary market discount rate during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate shall have been published during such Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that no per annum secondary market discount rate for three-month U.S. Treasury bills shall have been published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate shall have been published during such Calendar Period) for all of the U.S. Treasury bills then having remaining terms to maturity of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation shall determine in good faith that for any reason no such U.S. Treasury bill rates shall have been published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities than having remaining terms to maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation. In the event that the Corporation shall determine in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities then having remaining terms to maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

                              Except as provided below in this paragraph, the
                       "Ten Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such yield shall have been published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period ending on (and including) the March 4, June 4, September 4 or December 4, as the case may be, immediately preceding the commencement of the dividend period for which the Dividend Rate on the shares of said seventh series of Preferred Stock is being calculated. In the event that the Federal Reserve Board shall not have published such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield shall have been published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that no per annum Ten Year Average Yield shall have been published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall have been published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities [as hereinafter defined]) then having remaining terms to maturity of not less than eight (8) nor more than twelve (12) years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation shall determine in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight (8) nor more than twelve (12) years from the date of each such quotation, as quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

                              Except as provided below in this paragraph, the
                       "Twenty Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (as hereinafter defined) (or the one weekly per annum Twenty Year Average Yield, if only one such yield shall have been published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period ending on (and including) the March 4, June 4, September 4 or December 4, as the case may be, immediately preceding the commencement of the dividend period for which the Dividend Rate on the shares of said seventh series of Preferred Stock is being calculated. In the event that the Federal Reserve Board shall not have published such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such yield shall have been published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that no per annum Twenty Year Average Yield shall have been published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such Yield shall have been published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining terms to maturity of not less than eighteen (18) nor more than twenty-two (22) years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation shall determine in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen (18) nor more than twenty-two (22) years from the date of each such quotation, as quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

                              The Treasury Bill Rate, the Ten Year Constant
                       Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five one-hundredths of a percentage point.

                              The amount of the dividend per share payable for
                       each full dividend period shall be calculated by multiplying the Dividend Rate for such dividend period by the $100 per share liquidation price of said seventh series of the Preferred Stock and dividing the product of such multiplication by 4. The amount of the dividend per share payable for any period less than a full dividend period and for the initial dividend shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days which have elapsed in such period.

                              The Dividend Rate with respect to each dividend
                       period shall be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation shall be confirmed in writing by independent accountants of recognized standing. The Corporation shall cause each Dividend Rate to be published in a newspaper of general circulation in The City of New York (or if such publication is not possible, to be published or circulated to the public in such other manner as the Corporation shall deem appropriate) prior to the commencement of the dividend period to which it applies and shall cause notice of such Dividend Rate to be mailed to the holders of shares of said seventh series of Preferred Stock.

                              As used herein, the term "Calendar Period" means
                       a period of fourteen calendar days; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten [10 years); and the term "Twenty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty [20] years).

                 (c) The shares of said seventh series shall be redeemable at the price of $106.00 per share if redeemed on or before December 15, 1990, of $103.00 per share if redeemed on or before December 15, 1995, and of $100.00 per share if redeemed after December 15, 1995, in each case, plus an amount equivalent to accumulated and unpaid dividends thereon, if any, to the date fixed for redemption; provided, however, that no share of said seventh series shall be redeemed prior to December 15, 1990 if such redemption is for the purpose or in anticipation of refunding such share through the use, directly or indirectly, of borrowed funds or funds derived through the issuance by the Corporation of stock ranking prior to or on a parity with the shares of said seventh series as to dividends or upon dissolution, liquidation or winding up, if such borrowed funds have an effective interest cost to the Corporation (computed in accordance with generally accepted financial practice), or such stock has an effective dividend cost to the Corporation (so computed), of less than 8.80% per annum;

                 (d) The amount payable upon the shares of said seventh series in the event of dissolution, liquidation or winding up of the Corporation shall be $100 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of such dissolution, liquidation or winding up;

                 (e) There shall be no sinking fund provisions for the redemption or purchase of the shares of said seventh series; and

                 (f) The shares of said seventh series shall not, by their terms, be convertible.

           (5) SERIES H. There is hereby established an eighth series of the Preferred Stock of the Corporation which shall have, in addition to the general terms and characteristics of all the authorized shares of Preferred Stock of the Corporation, the following distinctive terms and characteristics:

                 (a) The eighth series of Preferred Stock of the Corporation shall consist of 200,000 shares and be designated as "Adjustable Rate Preferred Stock, Series H";

                 (b) The rate of dividend per annum on said eighth series of Preferred Stock is hereby determined and fixed at the Dividend Rate (as hereinafter defined) from time to time in effect.

                              The "Dividend Rate" for the initial dividend
                       period ending June 14, 1986 shall be 6.00% per annum. Except as provided below in this paragraph, the "Dividend Rate' for each subsequent dividend period will be 1.65% below the highest of (a) the Treasury Bill Rate, (b) the Ten Year Constant Maturity Rate and (c) the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. In the event that the Corporation shall determine in good faith that for any reason one or more of such rates cannot be determined for any dividend period, then the Dividend Rate for such dividend period shall be 1.65% below the higher of whichever of such rates can be so determined. In the event that the Corporation shall determine in good faith that none of such rates can be determined for any dividend period, then the Dividend Rate in effect for the preceding dividend period shall be continued for such dividend period. Anything herein to the contrary notwithstanding, the Dividend Rate for any dividend period shall in no event be less than 6% per annum nor greater than 11% per annum.

                              Except as provided below in this paragraph, the
                       "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate shall have been published during the relevant Calendar Period [as hereinafter defined]) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period ending on (and including) the March 4, June 4, September 4 or December 4, as the case may be, immediately preceding the commencement of the dividend period for which the Dividend Rate on the shares of said eighth series of Preferred Stock is being calculated. In the event that the Federal Reserve Board shall not have published a weekly per annum secondary market discount rate during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate shall have been published during such Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that no per annum secondary market discount rate for three-month U.S. Treasury bills shall have been published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate shall have been published during such Calendar Period) for all of the U.S. Treasury bills than having remaining terms to maturity of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. quotation, as quoted daily for each business day in The City of New York (or less frequently if daily quotation shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation. In the event that the Corporation shall determine in good faith that for any reason no such U.S. Treasury bill rates shall have been published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities then having remaining terms to maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the

                       Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation. In the event that the Corporation shall determine in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities then having remaining terms to maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

                              Except as provided below in this paragraph, the
                       "Ten Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall have been published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period ending on (and including) the March 4, June 4, September 4 or December 4, as the case may be, immediately preceding the commencement of the dividend period for which the Dividend Rate on the shares of said eighth series of Preferred Stock is being calculated.
                       In the event that the Federal Reserve Board shall not have published such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield shall have been published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that no per annum Ten Year Average Yield shall have been published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such Yield shall have been published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities [as hereinafter defined]) then having remaining terms to maturity of not less than eight (8) nor more than twelve (12) years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation shall determine in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight (8) nor more than twelve (12) years from the date of each such quotation, as quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

                       Except as provided below in this paragraph, the "Twenty
                 Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (as hereinafter defined) (or the one weekly per annum Twenty Year Average Yield, if only one such yield shall have been published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period ending on (and including) the March 4, June 4, September 4 or December 4, as the case may be, immediately preceding the commencement of the dividend period for which the Dividend Rate on the shares of said eighth series of Preferred Stock is being calculated. In the event that the Federal Reserve Board shall not have published such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such yield shall have been published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that no per annum Twenty Year Average Yield shall have been published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall have been published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining terms to maturity of not less than eighteen (18) nor more than twenty-two (22) years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation shall determine in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen (18) nor more than twenty-two (22) years from the date of each such quotation, as quoted daily for each business day in The City of New York (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

                       The Treasury Bill Rate, the Ten Year Constant Maturity
                 Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five one-hundredths of a percentage point.

                       The amount of the dividend per share payable for each
                 full dividend period shall be calculated by multiplying the Dividend Rate for such dividend period by the $100 per share liquidation price of said eighth series of the Preferred Stock and dividing the product of such multiplication by 4. The amount of the dividend per share payable for any period less than a full dividend period and for the initial dividend shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days which have elapsed in such period.

                       The Dividend Rate with respect to each dividend period
                 shall be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation shall be confirmed in writing by independent accountants of recognized standing. The Corporation shall cause each Dividend Rate to be published in a newspaper of general circulation in The City of New York (or if such publication is not possible, to be published or circulated to the public in such other manner as the Corporation shall deem appropriate) prior to the commencement of the dividend period to which it applies and shall cause notice of such Dividend Rate to be mailed to the holders of shares of said eighth series of Preferred Stock.

                       As used herein, the term "Calendar Period" means a
                 period of fourteen calendar days; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten [10] years); and the term "Twenty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty [20] years).

         (c) The shares of said eighth series shall be redeemable at the price of $106 per share if redeemed on or before June 15, 1991, of $103 per share if redeemed on or before June 15, 1996, and of $100 per share if redeemed after June 15, 1996, in each case, plus an amount equivalent to accumulated and unpaid dividends thereon, if any, to the date fixed for redemption; provided, however, that no share of said eighth series shall be redeemed prior to June 15, 1991 if such redemption is for the purpose or in anticipation of refunding such share through the use, directly or indirectly, of borrowed funds or funds derived through the issuance by the Corporation of stock ranking prior to or on a parity with the shares of said eighth series as to dividends or upon dissolution, liquidation or winding up, if such borrowed funds have an effective interest cost to the Corporation (computed in accordance with generally accepted financial practice), or such stock has an effective dividend cost to the Corporation (so computed), of less than 6% per annum;

         (d) The amount payable upon the shares of said eighth series in the event of dissolution, liquidation or winding up of the Corporation shall be $100 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of such dissolution, liquidation or winding up;

         (e) There shall be no sinking fund provisions for the redemption or purchase of the shares of said eighth series; and

         (f) The shares of said eighth series shall not, by their terms, be convertible.

(6) SERIES I. There is hereby established a ninth series of the Preferred Stock of the Corporation which shall have, in addition to the general terms and characteristics of all of the authorized shares of Preferred Stock of the Corporation, the following distinctive terms and characteristics:

         (a) The ninth series of Preferred Stock of the Corporation shall consist of 500,000 shares and be designated as "$8.625 Preferred Stock, Series I."

         (b) Said ninth series shall have a dividend rate of $8.625 per share per annum.

         (c) The amount payable upon the shares of said ninth series in the event of dissolution, liquidation or winding up of the Corporation shall be $100.00 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of such dissolution, liquidation or winding up.

         (d)     (i)   As and for a sinking fund for the redemption of shares
                       of said ninth series, on June 15, 1996 and each June 15 thereafter until all shares of said ninth series shall have been retired, the Corporation shall redeem 100,000 shares of said ninth series at the price of $100 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption. The Corporation shall be entitled, at its option, on June 15, 1996 and each June 15 thereafter, to redeem up to 100,000 shares of said ninth series, in addition to the shares otherwise required to be redeemed on such date, at $100 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption;
                       provided, however, that the option of the Corporation to so redeem up to 100,000 additional shares of the ninth series on each such sinking fund redemption date shall not be cumulative and shall not reduce the sinking fund requirements of this subparagraph (d) in any subsequent year. In the case of any redemption pursuant to this paragraph (d), the shares to be redeemed shall be selected by lot among the holders of the shares of said ninth series then outstanding in such manner as the appropriate Officers of the Corporation shall determine to result in a random selection. The shares of said ninth series shall not be redeemable at the option of the Corporation except as set forth in this subparagraph
                       (d).

                 (ii) The sinking fund requirement of the Corporation to redeem shares of said ninth series pursuant to this subparagraph (d) shall be subject to any applicable restrictions of law and such redemption shall be made only out of funds legally available therefor.

                 (iii) The sinking fund requirement of the Corporation to
                       redeem shares of said ninth series pursuant to this subparagraph (d) shall be cumulative. If at any time the Corporation shall not have satisfied in full the cumulative sinking fund requirement to redeem shares of said ninth series, the Corporation shall not pay or declare and set apart for payment any dividends upon, or make any other distribution with respect to, or redeem, purchase or otherwise acquire any shares of, the Common Stock or any other class of stock ranking as to dividends and distributions of assets junior to the Preferred Stock.

                 (iv) If at any time the Corporation shall not have satisfied in full the cumulative sinking fund requirement to redeem shares of said ninth series pursuant to this subparagraph (d), and if at such time the Corporation shall be required pursuant to a sinking of similar fund to redeem or purchase shares of any other series of the Preferred Stock or any other class of stock ranking as to dividends and distributions of assets on a parity with the Preferred Stock, any funds of the Corporation legally available for the purpose shall be allocated among all such sinking or similar funds for series of the Preferred Stock and such parity stock in proportion to the respective amounts then required for the satisfaction thereof.

         (e) The shares of said ninth series shall not, by their terms, be convertible.

(7) SERIES J. There is hereby established a tenth series of the Preferred Stock of the Corporation which shall have, in addition to the general terms and characteristics of all of the authorized shares of Preferred Stock of the Corporation, the following distinctive terms and characteristics:

                                     PART I

         (a) The tenth series of Preferred Stock of the Corporation shall consist of 500 shares and be designated as "Flexible Auction Preferred Stock, Series J" (hereafter in this paragraph 10 referred to as the "Auction Preferred Stock").

         (b) As used in this paragraph 10 the following terms shall have the following meanings, whether used in the singular or plural, unless the context or use indicates another or different meaning or intent:

                          "Affiliate" means any Person known to the Trust
                 Company to be controlled by, in control of or under common control with the Corporation.

                       "Applicable 'AA' Composite Commercial Paper Rate" means,
                 as of any date and with respect to any Dividend Period, (i) in the case of any Dividend Period having a term less than 70 days, the interest equivalent of the 60-day rate, (ii) in the case of any Dividend Period having a term 70 days or more but less than 85 days, the arithmetic average of the interest equivalents of the 60-day and 90-day rates, (iii) in the case of any Dividend Period having a term 85 days or more but not less than 120 days, the interest equivalent of the 90-day rate, (iv) in the case of any Dividend Period having a term of 120 days or more but less than 148 days, the arithmetic average of the interest equivalents of the 90-day and 180-day rates and (v) in the case of any Dividend Period having a term 148 days or more but less than or equal to 182 days, the interest equivalent of the 180-day rate, on commercial paper placed on behalf of corporate issuers the bonds of which are rated "AA" by Standard & Poor's or "Aa" by Moody's, or the equivalent of either or both of such ratings by such agencies or another rating agency, as such rates are made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or, in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of the interest equivalents of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Trust Company for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the Applicable "AA" Composite Commercial Paper Rate, the Applicable "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation furnished by the remaining Commercial Paper Dealer. For the purpose of this definition, any arithmetic average shall be rounded to the nearest one-thousandth (.001) of one percent.

                          "Applicable Rate" means the rate per annum in effect
                 from time to time at which dividends on the Auction Preferred Stock are payable during Dividend Periods subsequent to the Initial Dividend Period, as provided in section (c)(ii) hereof.

                       "Auction" means each periodic implementation of the
                 Auction Procedures.

                       "Auction Date" means the Business Day next preceding the
                 first day of each Dividend Period after the Initial Dividend Period.

                       "Auction Procedures" means  the procedures for
                 conducting Auctions set forth in Part II.

                       "Business Day" means a day on which The New York Stock
                 Exchange, Inc. is open for trading and which is not a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

                       "Code" means the Internal Revenue Code of 1986, as
                 amended.

                       "Commercial Paper Dealer" means any commercial paper
                 dealer, the principal office of which is located in New York City which is a nationally recognized leading dealer in the domestic commercial paper market and which is designated by the Corporation as a "Commercial Paper Dealer' in an instrument delivered to the Trust Company; provided that no such dealer may be an affiliate of the Corporation. On the Date of Original Issue, the Corporation shall designate two Commercial Paper Dealers. The Corporation may change any such designation, at any time and from time to time, in an instrument delivered to the Trust Company.

                       "Corporation" means The Washington Water Power Company,
                 a corporation of the State of Washington, or its successors.

                       "Date of Original Issue" means the date on which the
                 Corporation originally issues the Auction Preferred Stock.

                       "Designator" means any member of the National
                 Association of Security Dealers which is a nationally recognized leading dealer in the domestic commercial paper market and a nationally recognized leading dealer in the market for obligations of the United States and which has entered into an agreement with the Corporation to perform the functions of the Designator specified herein, a copy of which shall have been delivered to the Trust Company.

                       "Dividend Payment Date" has the meaning set forth in
                 section (c)(i)(F) below.

                       "Dividend Period" has the meaning set forth in section
                (c)(i)(G) below.

                       "Dividend Period Days" has the meaning set forth in
                 section (c)(i)(E) below.

                       "Dividend Quarter" has the meaning set forth in section
                (c)(i)(F) below.

                       "Dividend Rate" means the rate per annum in effect from
                 time to time at which dividends on the Auction Preferred Stock are payable as provided in sections (c)(i) and (ii) hereof.

                       "Dividends-Received Deduction" has the  meaning  set
                 forth  in  section  (c)(i)(D) below.

                       "Holder" means a Person in the name of which any shares
                 of the Auction Preferred Stock are registered in the Stock Books of the Corporation.

                       "Initial Dividend Payment Date" means the date specified
                 as set forth in section (c)(i)(G) below.

                       "Initial Dividend Period" has the meaning set forth in
                 section (c)(i)(G) below.

                       "Interest Equivalent" of a rate stated on a discount
                 basis (a "discount rate") for commercial paper of a given days maturity means the quotient (rounded to the nearest one-thousandth (.001) of one percent (1%)) of (A) such discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in the original term of such commercial paper and the denominator of which shall be 360; and the "interest equivalent" of a rate stated on a basis other than a discount or interest basis for commercial paper shall be determined by the Trust Company in accordance with accepted financial practice after consultation with the Corporation.

                       "Long-Term Dividend Period" means any Dividend Period
                 designated by the Designator pursuant to section (c)(i)(H) below consisting of a number of days evenly divisible by 7 which is greater than 49 days (or such number of days as shall result from the adjustment set forth in section (c)(i)(E) hereof) but is not in excess of 182 days.

                       "Market Conditions" means, as of the time of any
                 designation by the Designator of a Long-Term Dividend Period, conditions prevailing generally in world financial markets including without limitation, to the extent relevant in the judgment of the Designator:

                              (i)  the yield on Comparable Securities
                       determined on the basis of (A) the periodic implementation of auction or other remarketing procedures at intervals of approximately the then current length of a Short-Term Dividend Period and (B) the periodic implementation of auction or other remarketing procedures at intervals approximately equal to, or the retirement of shares through a sinking or other fund producing an average life approximately equal to, the length of the Long-Term Dividend Period proposed to be designated;

                              (ii) the Dividend Rate on the Auction Preferred Stock for the Dividend Period during which such designation is made, the length of such Dividend Period and other results of the Auction next preceding such designation;

                              (iii) the financial condition and results of operations of the Corporation and economic, financial and other conditions in the electric and gas utility industries;

                              (iv)  current and projected yields on, and
                       current and projected market supply and demand for, (A) preferred stock the holders of which are entitled to the Dividends-Received Deduction (taking into consideration permanent fixed rate stock, stock subject to a sinking or other fund for the retirement thereof and stock subject to periodic auction or other remarketing procedures) and (B) short-term and long-term corporate and United States government obligations;

                              (v) other financial market indicators including without limitation (A) publicly available indices of yields on preferred stock and obligations described in clause (iv) above including any such indices regularly published by any entity acting as the Designator or a Broker-Dealer or a Commercial Paper Dealer and (B) rates on certificates of deposit, commercial bank prime or base rates, federal funds rates and interbank offered rates for United States dollar deposits in foreign financial centers; and

                              (vi)  such other financial or statistical
                       information as, in the judgment of the Designator, may be necessary, desirable or appropriate in determining whether or not a Long-Term Dividend Period should be designated in accordance with section (c)(i)(I) and, if so, the duration thereof.

                 As used in this definition, "Comparable Securities" means preferred stock (x) the holders of which are entitled to the Dividends-Received Deduction and (y) which has the same "prevailing rating" (as such term is defined in the definition of the term "Rate Multiple") as the Auction Preferred Stock.

                       "Maximum Applicable Rate" means, as of any date, a per
                 annum rate equal to the product of the Applicable "AA" Composite Commercial Paper Rate as of such date multiplied by the Rate Multiple as of such date.

                       "Minimum Holding Period" has the meaning set forth in
                 section (c)(i)(D) below.

                       "Moody's" means Moody's Investors Service, Inc., or its
                 successor, so long as such agency (or successor) is in the business of rating securities of the type of the Auction Preferred Stock.

                       "Nonpayment Event" has the meaning set forth in section
                 (c)(ii) below.

                       "Nonpayment Rate" has the meaning set forth in section
                 (c)(ii) below.

                       "Normal Dividend Payment Date" has the meaning set forth
                 in section (c)(i)(A) below.

                       "Notice of Long-Term Dividend  Period" has the meaning
                 set forth in section  c)(i)(H) below.

                       "Notice of Revocation" has the meaning set forth in
                 section (c)(i)(H) below.

                       "Person" shall mean an individual, a corporation, a
                 partnership, an association, a joint stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

                       "Preferred Stock" means the shares of Preferred Stock
                 without par value, of the Corporation authorized by Article THIRD of the Restated Articles.

                       "Rate Multiple " means, as of any date and with respect
                 to shares of Auction Preferred Stock, the percentage set forth below opposite the prevailing rating of the Auction Preferred Stock in effect at the close of business on the Business Day immediately preceding such date:

                                                                               RATE
                                      PREVAILING RATING                      MULTIPLE
                                      -----------------                      --------
                                      AA/aa or Above                         110%
                                      A/a                                    125%
                                      BBB/baa                                150%
                                      BB/ba                                  200%
                                      Below BB/ba                            250%

                       For purposes of this definition, the "prevailing rating"
                 of Auction Preferred Stock shall be (i) AA/aa or Above, if the Auction Preferred Stock has a rating of AA- or better by Standard & Poor's and aa3 or better by Moody's or the equivalent of both of such ratings by such agencies or a Substitute Rating Agency or Substitute Rating Agencies selected as provided below, (ii) if not AA/aa or Above, then A/a, if the Auction Preferred Stock has a rating of A- or better by Standard & Poor's and a3 or better by Moody's or the equivalent of both of such ratings by such agencies or a Substitute Rating Agency or Substitute Rating Agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa, if the Auction Preferred Stock has a rating of BBB- or better by Standard & Poor's and baa3 or better by Moody's or the equivalent of both of such ratings by such agencies or a Substitute Rating Agency or Substitute Rating Agencies selected as provided below, (iv) if not AA/aa or Above, A/a or BBB/baa, then BB/ba, if the Auction Preferred Stock has a rating of BB- or better by Standard & Poor's and ba3 or better by Moody's or the equivalent of both of such ratings by such agencies or a Substitute Rating Agency or Substitute Rating Agencies as provided below, and (v) if not AA/aa or Above, A/a, BBB/baa or BB/ba, then Below BB/ba. The Corporation shall take all reasonable action necessary to enable Standard & Poor's and Moody's to provide a rating for the Auction Preferred Stock. If either Standard & Poor's or Moody's shall not make such a rating available, or neither Standard & Poor's nor Moody's shall make such a rating available, the Corporation shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or two such organizations to act as Substitute Rating Agency or Substitute Rating Agencies, as the case may be.

                       "Rating Agencies" means Moody's and Standard & Poor's.

                       "Redemption Price" means, as of any date and with
                 respect to a share of Auction Preferred Stock, an amount equal to the sum of (i) the amount payable upon such share in the event of liquidation as set forth in section (e) below and

                 (ii) an amount equivalent to all accumulated and unpaid dividends on such share to but excluding such date.

                       "Restated Articles" means the Restated Articles of
                 Incorporation of the Corporation, as heretofore amended and restated and as amended by the inclusion hereof.

                       "Securities Depository" means the Depository Trust
                 Company and its successors and assigns, or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Auction Preferred Stock.

                       "Seven-Day Dividend Period" means a Dividend Period
                 arising under the circumstances set forth in section (c)(i)(J) below.

                       "Short-Term Dividend Period" has the meaning set forth
                 in section (c)(i)(G) below.

                       "Standard & Poor's" means Standard & Poor's Corporation,
                 or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Auction Preferred Stock.

                       "Stock Books" means the stock transfer books of the
                 Corporation relating to the Auction Preferred Stock maintained by the Trust Company.

                       "Substitute Rating Agency" means a nationally recognized
                 statistical rating organization (as that term is used in the rules and regulations of the Securities Exchange Commission promulgated under the Securities Exchange Act of 1934) which is designated by the Corporation as a "Substitute Rating Agency" in an instrument delivered to the Trust Company, so long as such agency is in the business of rating securities of the type of the Auction Preferred Stock.

                       "Trust Company" means Bankers Trust Company, unless or
                 until another bank or trust company has been appointed as such by the Board of Directors of the Corporation.

                 (c) (i) The rate of dividend per annum on said tenth series of Preferred Stock is hereby fixed and determined at the Dividend Rate from time to time in effect as provided in subsection (ii) of this section (c).

                       (A) Dividends which accumulate during a Short-Term Dividend Period shall be payable commencing on the Initial Dividend Payment Date and thereafter, except as provided below in section (c)(i)(B), on each seventh Thursday following the preceding Dividend Payment Date. Dividends which accumulate during a Long-Term Dividend Period shall be payable, except as provided below in section (c)(i)(C), on the Business Day next succeeding the last day of such Long-Term Dividend Period and, if occurring prior to the last day of such Long-Term Dividend Period, on the first Thursday of the fourth calendar month after the commencement of such Long-Term Dividend Period. Dividends which accumulate during a Seven-Day Dividend Period occurring in connection with an Auction (whether or not held) pursuant to section (c)(i)(J) shall be payable, except as provided below in section (c)(i)(B), on the seventh day following the Dividend Payment Date next succeeding the date of such Auction (or, as the case may be, the date on which such Auction was to have been held).

                 Each day on which dividends would be payable as determined as set forth in this subsection (A) but for the provisions set forth below in this section (c)(i) is referred to herein as a "Normal Dividend Payment Date."

                       (B) In the case of dividends payable on shares with a Short-Term Dividend Period or a Seven-Day Dividend Period, if:

                              (1)(x) the Securities Depository shall then make
                 available to its members and participants the amounts due as dividends on shares of Auction Preferred Stock in next-day funds on the dates on which such dividends are payable and (y) a Normal Dividend Payment Date is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day preceding such Normal Dividend Payment Date that is next succeeded by a Business Day; or

                              (2)(x) the Securities Depository shall then make
                 available to its members and participants the amounts due as dividends on shares of Auction Preferred Stock in immediately available funds on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Trust Company) and (y) a Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

                       (C) In the case of dividends payable on the shares with
                 a Long-Term Dividend Period, if:

                              (1)(x) the Securities Depository shall then make
                 available to its members and participants the amounts due as dividends on shares of Auction Preferred Stock in next-day funds on the dates on which such dividends are payable and (y) a Normal Dividend Payment Date is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date that is next succeeded by a Business Day; or

                              (2)(x) the Securities Depository shall then make
                 available to its members and participants the amounts due as dividends on shares of Auction Preferred Stock in immediately available funds on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Trust Company) and (y) a Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

                       (D) Notwithstanding clauses (A), (B) and (C) above, if
                 the date on which the dividends on the Auction Preferred
                 Stock would be payable as determined as set forth in clauses
                 (A), (B) or (C) above is a day that would result in the number of days between successive Auction Dates (determined by excluding the first Auction Date and including the second Auction Date) not being at least equal to the then current minimum holding period (which minimum holding period, as of November 1, 1990, is set forth in Section 246(c) of the
                 Code) (the "Minimum Holding Period") required for taxpayers to be entitled to the dividends-received deduction on preferred stock held by non-affiliated corporations (which deduction, as of November 1, 1990, is allowed by Section 243(a) of the Code)

         ("Dividends Received Deduction"), then, unless the second such Auction Date occurs on the Business Day next preceding the last day of a Seven-Day Dividend Period, dividends on such shares shall be payable, if either clause (B)(1) or (C)(1) above would be applicable, on the first Business Day following such date on which dividends would be so payable that is next succeeded by a Business Day or, if either clause (B)(2) or (C)(2) above would be applicable, on the first Business Day following such day on which dividends would be so payable, that in either case results in the number of days between such successive Auction Dates (determined as set forth above) being at least equal to the then current Minimum Holding Period.

                 (E) Notwithstanding clauses (A), (B), (C) and (D) above, in the event of a change in law altering the Minimum Holding Period, the period of time between Dividend Payment Dates shall, without further act, be automatically adjusted so that the number of days (such number of days, without giving effect to the provisions in sections (c)(i)(B) and (C), being hereinafter referred to as "Dividend Period Days") in Dividend Periods commencing after the date of such change in law shall equal the lowest multiple of seven which is not less than the then current Minimum Holding Period; provided, however, that the maximum number of Dividend Period Days shall in no event exceed 98; and provided, further, that this clause (E) shall not apply to a Seven-Day Dividend Period except to the extent that the Minimum Holding Period, as altered by such change in law, exceeds the aggregate number of Dividend Period Days in such Seven-Day Dividend Period and the next preceding Dividend Period. Upon any such change in the number of Dividend Period Days as a result of such a change in law, the Corporation shall mail notice of such change by first-class mail, postage prepaid, to the Trust Company and to each Holder at such Holder's address as the same appears on the Stock Books of the Corporation, to each Broker-Dealer and to the Designator and to the Securities Depository.

                 (F) Each date on which dividends on the shares shall be payable as determined as set forth above shall be referred to herein as a "Dividend Payment Date". The period from (and including) a Dividend Payment Date to (but excluding) the next succeeding Dividend Payment Date with respect to a Long-Term Dividend Period is herein referred to as a "Dividend Quarter." Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Dividend Payment Date because of the foregoing provisions, each succeeding Dividend Payment Date shall be, subject to such provisions, the date determined as set forth in clause (A) above as if all preceding Dividend Payment Dates had occurred on their respective originally scheduled Normal Dividend Payment Dates.

                 (G) The Initial Dividend Payment Date for the Auction Preferred Stock shall be January 10, 1991 (the "Initial Dividend Payment Date"), and the Initial Dividend Period shall have a number of Dividend Period Days equal to the number of days from (and including) the Date of Original Issue to (but excluding) the Initial Dividend Payment Date (the "Initial Dividend Period"). After the Initial Dividend Period, each subsequent Dividend Period shall (except for the adjustments provided in clauses (B), (C) and (D) above) be 49 days (each such 49-day period, subject to any adjustment as a result of a change in law lengthening the Minimum Holding Period as provided in section (c)(i)(E) above, being referred to herein as a "Short-Term Dividend Period"), unless, as provided in section (c)(i)(H) below, the Designator designates any such subsequent Dividend Period as a Long-Term Dividend Period and unless, as provided in section (c)(i)(J) below, any Dividend Period shall be a Seven-Day Dividend Period (each such Short-Term Dividend Period, Long-Term Dividend Period and Seven-Day Dividend Period, together with the Initial Dividend Period, being referred to herein as a "Dividend Period"). After the Initial Dividend Period, each successive Dividend Period shall commence on, and include, a Dividend Payment Date and shall end (1) in the case of a Short-Term Dividend Period or a Seven-Day Dividend Period, on the day next preceding the next succeeding Dividend Payment Date and (2) in the case of a Long-Term Dividend Period, on the last day of the Long-Term Dividend Period specified by the Designator in the related Notice of Long-Term Dividend Period.

                 (H) In the event that the Designator shall, in accordance with the terms of section (c)(i)(I) below, designate any Dividend Period as a Long-Term Dividend Period, it shall give notice of such designation, stating the duration of such Long-Term Dividend Period, on or prior to the tenth day, but not earlier than the twentieth day, prior to the Auction Date next preceding the first day of such Dividend Period, by telephonic and written notice (a "Notice of Long-Term Dividend Period") to the Corporation, the Trust Company and the securities Depository; provided, however, that after the initial Auction, such Notice of Long-Term Dividend Period shall be null and void and the designation of a Long-Term Dividend Period shall be of no force or effect unless Sufficient Clearing Bids were made in the Auction next preceding, and full cumulative dividends have been paid in full to the Dividend Payment Date next preceding, the date of such Notice of Long-Term Dividend. Any Notice of Long-Term Dividend Period maybe revoked by the Designator in its sole discretion on or prior to the third Business Day prior to the related Auction Date by telephonic and written notice (a "Notice of Revocation") to the Corporation, the Trust Company and the Securities Depository. If the Designator does not give a Notice of Long-Term Dividend Period with respect to any Dividend Period or gives a Notice of Revocation with respect thereto, each succeeding Dividend Period (subject to the exception stated in clause (J)(2) below) shall be a Short-Term Dividend Period. Unless a Notice of Revocation shall be duly and timely given with respect to a Notice of Long-Term Dividend Period or the provisions of clause (J) below shall be applicable, the term specified in any such Notice of Long-Term Dividend Period shall, except to the extent inconsistent with any other express provision herein, be conclusive and binding on the Corporation and the Holders of shares of Auction Preferred Stock with respect to the next succeeding Dividend Period.

                 (I) The Designator shall designate a Dividend Period as a Long-Term Dividend period of a specified duration if the Designator shall have concluded, in its sole judgment based upon its evaluation of Market Conditions, that the establishment of such Long-Term Dividend Period would minimize the cost of capital to the Corporation in respect of the Auction Preferred Stock for the duration of such designated Long-Term Dividend Period.

                 (J) In the event that (1) Sufficient Clearing Bids are not made in an Auction in respect of which a Notice of Long- Term Dividend Period shall have been given by the Designator in accordance with section (c)(i)(H) above, (x) the Dividend Period next succeeding such Auction shall, notwithstanding such Notice of Long-Term Dividend Period, be a period of 7 days commencing on the Dividend Payment Date next succeeding such Auction Date (a "Seven-Day Dividend Period") and
         (y) such Notice shall be null and void and the designation of a Long-Term Dividend Period shall be of no force or effect, and the Designator may not again give a Notice of Long-Term Dividend Period until Sufficient Clearing Bids have been made in a subsequent Auction with respect to a Short-Term Dividend Period, and (2) an Auction is not held or an Auction Date for any reason other than the discontinuation of Auctions due to the occurrence of a Nonpayment Event or the prior call for redemption of all the shares of Auction Preferred Stock then outstanding, the next succeeding Dividend Period shall be a Seven-Day Dividend Period. The Dividend Period next succeeding a Seven-Day Dividend Period shall be a Short-Term Dividend Period unless an Auction is not held on the Auction Date included within such Seven-Day Dividend Period for the reasons specified in clause (J)(2) above, in which case the next succeeding Dividend Period shall be a Seven-Day Dividend Period.

                 (K) Dividends on the Auction Preferred Stock, if any and to the extent declared, shall be paid on each Dividend Payment Date in funds available on such date. The Corporation shall on or prior to each Dividend Payment Date deposit with the Trust Company funds sufficient to pay dividends then payable on such Dividend Payment Date with irrevocable instructions to the Trust Company to make such payment to the Holders.

                 (L) Dividends on the Auction Preferred Stock, if and to the extent declared, shall be paid to the Holders thereof as such Holders' names appear on the Stock Books on the record date relating to each Dividend Payment Date, which shall be the opening of business on the Business Day immediately preceding such Dividend Payment Date.

         (ii) The Dividend Rate on the Auction Preferred Stock (A) for the Initial Dividend Period shall be 7.50% per annum and (B) for each subsequent Dividend Period shall be the Applicable Rate for such Dividend Period. The "Applicable Rate" for each such Dividend Period shall be the rate per annum determined pursuant to Part II below. Notwithstanding the foregoing, (1) in the event shares of Auction Preferred Stock are duly called for redemption, the Dividend Rate on such shares until the redemption date shall be the Applicable Rate in effect on the date the notice of redemption is given; (2) the Applicable Rate on the Auction Preferred Stock during any Seven-Day Dividend Period shall be (x) if such Seven-Day Dividend Period occurs pursuant to section (c)(i)(J)(1) above, the greatest of (1) the Maximum Applicable Rate for a Short-Term Dividend Period as of the Auction Date next preceding such Seven-Day Dividend Period, (11) the Maximum Applicable Rate for Long-Term Dividend Period having a term equal to the term specified in the Notice of Long-Term Dividend Period given in respect of such Auction Date and (111) the Applicable Rate in effect for the Dividend Period during which such Auction Date occurred, and (y) if such Seven-Day Dividend Period occurs pursuant to section (c)(i)(J)(2) above, the Maximum Applicable Rate for a Short-Term Dividend Period as of the Auction Date next preceding such Seven- Day Dividend Period; and (3) in the event and during the continuance of any Nonpayment Event, (x) Auctions will be discontinued, (y) if the dividends in respect of which such Nonpayment Event occurred were to be paid in respect of, or the redemption in respect of which such Nonpayment Event occurred was to have occurred on a redemption date during, a Long-Term Dividend Period, such Long-Term Dividend Period shall cease and a Short-Term Dividend Period shall be deemed to have commenced on the Dividend Payment Date or redemption date, as the case maybe, in respect of which such Nonpayment Event occurred, and (z) the Applicable Rate on the Auction Preferred Stock for each succeeding Short-Term Dividend Period (including without limitation a Short-Term Dividend Period which occurs pursuant to clause (y) above) shall be the Nonpayment Rate. With respect to any Nonpayment Event, the "Nonpayment Rate" shall be the higher of
(I) 250% of the Applicable "AA" Composite Commercial Paper Rate as of the Business Day next preceding the date on which such Nonpayment Event occurred and (11)(x) if such Nonpayment Event first occurred by reason of nonpayment of dividends, the Applicable Rate in effect for the Dividend Period in respect of which such Nonpayment Event first occurred or (y) if such Nonpayment Event first occurred by reason of nonpayment of the Redemption Price of shares called for redemption, the Applicable Rate in effect on the date the notice of redemption is given. For purposes of the foregoing, a "Nonpayment Event" shall be deemed to occur upon the nonpayment by the Corporation to the Trust Company
(aa) on any Dividend Payment Date, of the full amount of any dividends accumulated and unpaid on the Auction Preferred Stock to such Dividend Payment Date or (bb) on any redemption date, of the full amount of the Redemption Price to be paid on such redemption date for any share with respect to which a notice of redemption has been given. Notwithstanding the foregoing, a Nonpayment Event shall be deemed not to have occurred if on or prior to the first Business Day next succeeding any such nonpayment, the Corporation shall have paid to the Trust Company (1) in the case of a nonpayment of dividends, the full amount of the dividends accumulated and unpaid on the Auction Preferred Stock to the Dividend Payment Date in respect of which such nonpayment occurred or (II) in the case of a nonpayment of the Redemption Price, the full amount of the aggregate Redemption Price of all shares with respect to which the notice of redemption was given. A Nonpayment Event shall continue until there shall occur an Auction Date on which the full amount of all dividends payable on each Dividend Payment Date prior to such Auction Date, and the fun amount of any Redemption Price then or theretofore due, shall have been paid to the Trust Company, and thereupon Auctions shall be resumed on such Auction Date on the terms stated herein for Dividend Periods commencing after such Auction Date.

         The amount of dividends per share of the auction Preferred Stock payable for each Dividend Period (or for each Dividend Quarter during any Long-Term Dividend Period) shall be computed by multiplying the Dividend Rate for each Dividend Period by a fraction, the numerator of which shall be the number of days in the Dividend Period (or Dividend Quarter, as the case may be) such share was outstanding and the denominator of which shall be 360 and multiplying the amount so obtained by $100,000.

         (d) The shares of said tenth series may, at the option of the Corporation, be redeemed, as a whole or in part on the last Dividend Payment Date in respect of any Dividend Period, at the Redemption Price payable on the date of such redemption. In the event of redemption of less than all the outstanding shares of Auction Preferred Stock, the shares to be redeemed shall be selected by lot among the Holders of the shares of said tenth series then outstanding in such manner as the appropriate Officers of the Corporation shall determine to result in a random selection. The shares of said tenth series shall not be redeemable at the option of the Corporation except as set forth in this section (d).

         (e) The amount payable upon the shares of said tenth series in the event of dissolution, liquidation or winding up of the Corporation shall be $100,000 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of such dissolution, liquidation or winding up.

         (f) There shall be no sinking fund provisions for the redemption or purchase of the shares of said tenth series.

         (g) The shares of said tenth series shall not, by their terms, be convertible.

                                    PART II

         (a) Certain Definitions. Capitalized terms not defined in this Part II shall have the respective meanings specified in Part I above. As used in this Part II, the following terms shall have the following meanings, unless the context otherwise requires:

                 (i) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of or under common control with the Corporation.

                 (ii) "Agent Member" shall mean the member of or participant in the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

                 (iii) "Auction" shall mean the periodic implementation of the procedures set forth in this Part II.

                 (iv) "Auction Date" shall mean the Business Day next preceding the first day of each Dividend Period after the Initial Dividend Period.

                 (v) "Auction Preferred Stock" shall mean shares of Flexible Auction Preferred Stock, Series J, of the Corporation subject to an Auction on any Auction Date.

                 (vi) "Available Auction Preferred stock" shall have the meaning specified in section (d)(i) below.

                 (vii) "Bid" shall have the meaning specified in section (b)(i) below.

                 (viii) "Bidder" shall have the meaning specified in section
         (b)(i) below.

                 (ix) "Bid Excess" shall have the meaning specified in section
         (c)(iv)(B)(1) below.

                 (x) "Broker-Dealer" shall mean any broker-dealer or other entity permitted by law to perform the functions required of a Broker-Dealer in this Part II that has been selected by the Corporation to perform such functions and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

                 (xi) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Part II.

                 (xii) "Existing Holder," when used with respect to shares of Auction Preferred Stock, shall mean a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such shares of Auction Preferred Stock in the records of the Trust Company.

                 (xiii) "Hold Order" shall have the meaning specified in section (b)(i) below.

                 (xiv) "Master Purchaser's Letter" shall mean a letter addressed to the Corporation, the Trust Company, a Broker- Dealer and others in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of Auction Preferred Stock as set forth in this Part II.

                 (xv) "Order" shall have the meaning specified in section
         (b)(i) below.

                 (xvi) "Outstanding " shall, for purposes of this Part II, mean, as of any date, shares of Auction Preferred Stock theretofore issued by the Corporation except, without duplication, (A) any shares of Auction Preferred Stock theretofore cancelled or delivered to the Trust Company for cancellation, or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (B) any shares of Auction Preferred Stock as to which the Corporation or any Affiliate thereof (other than an Affiliate which is a Broker-Dealer) shall be an Existing Holder and (C) any shares of Auction Preferred Stock represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

                 (xvii) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                 (xviii) "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Master Purchaser's Letter and (B) who may be interested in acquiring shares of Auction Preferred Stock (or, in the case of an Existing Holder, additional shares of Auction Preferred Stock).

                 (xix) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of auction Preferred Stock.

                 (xx) "Sell Excess" shall have the meaning specified in section
         (c)(iv)(C)(1) below.

                 (xxi) "Sell Order" shall have the meaning specified in section
         (b)(i) below.

                 (xxii) "Submission Deadline" shall mean 12:30 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company with the consent of the Company from time to time.

                 (xxiii) "Submitted Bid" shall have the meaning specified in section (d)(i) below.

                 (xxiv) "Submitted Hold Order" shall have the meaning specified in section (d)(i) below.

                 (xxv) "Submitted Order" shall have the meaning specified in section (d)(i) below.

                 (xxvi) "Submitted Sell Order" shall have the meaning specified in section (d)(i) below.

                 (xxvii) "Sufficient Clearing Bids" shall have the meaning specified in section (d)(i) below.

                 (xxviii) "Winning Bid Rate" shall have the meaning specified in section (d)(i) below.

         (b) Orders by Existing Holders and Potential Holders.

                 (i) Prior to the Submission Deadline on each Auction Date:

                          (A) each Existing Holder may submit to a
                              Broker-Dealer information as to:

                                  (1) the number of Outstanding shares, if any,
                          of Auction Preferred Stock held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                                  (2) the number of Outstanding shares, if any,
                          of Auction Preferred Stock that such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                                  (3) the number of Outstanding shares, if any,
                          of Auction Preferred Stock held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                          (B) each Broker-Dealer, using a list of Potential
                 Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of shares, if any, of Auction Preferred Stock that each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

                 For the purposes hereof, the communication to a Broker-Dealer of the information referred to in this section (b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this section (b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this section (b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this section (b)(i) is hereinafter referred to as a "Sell Order."

(ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                 (1) the number of Outstanding shares of Auction Preferred Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid;

                 (2) the number of Outstanding shares of Auction Preferred Stock specified in such Bid or a lesser number of Outstanding shares of Auction Preferred Stock to be determined as set forth in section
         (e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified in such Bid; or

                 (3) the number of Outstanding shares of Auction Preferred Stock specified in such Bid or a lesser number of Outstanding shares of Auction Preferred Stock to be determined as set forth in section
         (e)(ii)(C) if the rate per annum specified in such Bid shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

         (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                 (1) the number of Outstanding shares of Auction Preferred Stock specified in such Sell Order; or

                 (2) the number of Outstanding shares of Auction Preferred Stock specified in such Sell Order or a lesser number of Outstanding shares of Auction Preferred Stock to be determined as set forth in section (e)(ii)(C) if Sufficient Clearing Bids do not exist.

         (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                 (1) the number of Outstanding shares of Auction Preferred Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

                 (2) the number of Outstanding shares of auction Preferred Stock specified in such Bid or a lesser number of Outstanding Shares of Auction, Preferred Stock to bet determined as set forth in section
         (e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified in such Bid.

         (iii) On each Auction Date, the Trust Company will determine the Applicable "AA" Composite Commercial Paper Rate, and the Maximum Applicable Rate and will notify each Broker-Dealer of each such rate not later than 9:30 A.M., New York City time on such Auction Date (or such other time on such Auction Date as specified by the Trust Company).

                 (c) Submission of Orders by Broker-Dealers to Trust Company.

                          (i) Each Broker-Dealer shall submit in writing to the
                 Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each Order:

                                  (A) the name of the Bidder placing such Order;

                                  (B) the aggregate number of shares of Auction
                          Preferred Stock that are the subject of such Order;

                                  (C) to the extent that such Bidder is an
                          Existing Holder:

                                        (1) the number of shares, if any, of
                                  Auction Preferred Stock subject to any Hold
                                  Order placed by such Existing Holder;

                                        (2) the number of shares, if any, of
                                  Auction Preferred Stock subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                                        (3) the number of shares, if any, of
                                  Auction Preferred Stock subject to any Sell
                                  Order placed by such Existing Holder; and

                                  (D) to the extent that such Bidder is a
                          Potential Holder, the rate and the number of shares of Auction Preferred Stock specified in such Potential Holder's Bid.

                          (ii) If any rate specified in any bid contains more
                 than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next higher one thousandth (.001) of 1%.

                          (iii) If an Order or Orders covering all of the
                 Outstanding shares of Auction Preferred Stock held by an Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of Auction Preferred Stock held by such Existing Holder and not subject to Orders submitted to the Trust Company.

                          (iv) If one or more Orders submitted by an Existing
                 Holder covering in the aggregate more than the number of Outstanding shares of Auction Preferred Stock held by an Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

                                  (A) any Hold Order submitted on behalf of
                          such Existing Holder shall be considered valid up to and including the number of Outstanding shares of Auction Preferred Stock held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of Auction Preferred Stock subject to such Hold Orders exceeds the number of Outstanding shares of Auction Preferred Stock held by such Existing Holder, the number of shares of Auction Preferred Stock subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of Auction Preferred Stock held by such Existing Holder.

                                  (B) (1) any Bid shall be considered valid up
                          to an including the excess (the "Bid Excess") of the number of Outstanding shares of Auction Preferred Stock held by such Existing Holder over the number of shares of Auction Preferred Stock subject to Hold Orders referred to in section (c)(iv)(A); and

                                      (2) subject to clause (1) above, if more
                          than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of Auction Preferred Stock subject to such Bids is greater than the Bid Excess, the number of shares of Auction Preferred Stock subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares of Auction Preferred Stock equal to the Bid Excess; and

                                      (3) subject to clause (1) above, if more
                          than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the Bid Excess, and in any such event the number, if any, of such Outstanding shares subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder; and

                                  (C) (1) any Sell Order shall be considered
                          valid up to and including the excess (the "Sell Excess") of the number of Outstanding shares of

                          Auction Preferred Stock held by such Existing Holder over the number of shares of Auction Preferred Stock subject to Hold Orders referred to in section
                          (c)(iv)(A) and Bids referred to in section
                          (c)(iv)(B); and

                                      (2) subject to clause (1) above, if more
                          than one Sell Order is submitted on behalf of such Existing Holder and the number of Outstanding shares of Auction Preferred Stock subject to such Sell Orders is greater than the Sell Excess, the number of shares of Auction Preferred Stock subject to such Sell Orders shall be reduced pro rata so that such Sell Orders shall cover the number of shares of Auction Preferred Stock equal to the Sell Excess.

                          (v) If more than one Bid is submitted on behalf of
                 any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of Auction Preferred Stock therein specified.

         (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

                          (i) Not earlier than the Submission Deadline on each
                 Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker- Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid," or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall determine:

                          (A) the excess of the total number of Outstanding
                 shares of Auction Preferred Stock over the number of Outstanding shares of Auction Preferred stock that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Auction Preferred Stock");

                          (B) from the Submitted Orders whether the number of
                 Outstanding shares of Auction Preferred Stock that are the subject of Submitted Bids by potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                                  (x) the number of Outstanding shares of
                          Auction Preferred Stock that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate; and

                                  (y) the number of Outstanding shares of
                          Auction Preferred Stock that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of shares of Auction Preferred Stock in clauses (x) and (y) is each zero because all of the Outstanding shares of Auction Preferred Stock are the subject of Submitted Hold Orders),such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                          (C) if Sufficient Clearing Bids exist, the lowest
                 rate specified in the Submitted Bids (the "Winning Bid Rate") which if the Trust Company accepted:

                                  (1) each Submitted Bid from Existing Holders
                          specifying such lowest rate and all other Submitted Bids from Existing Holders specifying rates lower than such lowest rate, and

                                  (2) each Submitted Bid from Potential Holders
                          specifying such lowest rate and all other Submitted Bids from Potential Holders specifying rates lower than such lowest rate,

                 would result in such Existing Holders continuing to hold an aggregate number of Outstanding shares of Auction Preferred Stock that, when added to the number of Outstanding shares of Auction Preferred Stock to be purchased by such Potential Holders, would equal not less than the Available Auction Preferred Stock.

                 (ii) Promptly after the Trust Company has made the determinations pursuant to section (d)(i), the Trust Company shall advise the Corporation of the Applicable Rate for the next succeeding Dividend Period as follows:

                          (A) if Sufficient Clearing Bids exist, that the
                 Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

                          (B) if Sufficient Clearing Bids do not exist (other
                 than because all of the Outstanding shares of Auction Preferred Stock are the subject of Submitted Hold Orders), then (a) if the Designator has not given a Notice of Long-Term Dividend Period with respect to the next succeeding Dividend Period or has given a Notice of Revocation with respect thereto, that the Applicable Rate for such next succeeding Dividend Period will be the Maximum Applicable Rate on the Auction Date for a Short-Term Dividend Period and (b) if the Designator has given a Notice of Long-Term Dividend Period with respect to the next succeeding Dividend Period and has not given a Notice of Revocation with respect thereto, that such next succeeding Dividend Period will, notwithstanding such Notice of Long-Term Dividend Period, be a Seven-Day Dividend Period, and that the Applicable Rate for such next succeeding Dividend Period will be the greatest of (1) the Maximum Applicable Rate on the Auction Date for a Short-Term Dividend Period, (2) the Maximum Applicable Rate on the Auction Date for a Long-Term Dividend Period having a number of Dividend Period Days equal to the number of Dividend Period Days specified in such Notice of Long-Term Dividend Period, and (3) the dividend rate in effect for the Dividend Period during which such Auction occurred; or

                          (C) if all of the Outstanding shares of Auction
                 Preferred Stock are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to 58% of the Applicable "AA" Composite Commercial Paper Rate in effect on such Auction Date.

         (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold shares of Auction Preferred Stock that are the subject of Submitted Hold Orders and, based on the determinations made pursuant to section (d)(i), the Submitted Bids and the Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

                 (i) If Sufficient Clearing Bids have been made, subject to the provisions of section (e)(iii), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                          (A) the Submitted Sell Orders of Existing Holders
                 shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Auction Preferred Stock that are the subject of such Submitted Bid;

                          (B) the Submitted Bid of each of the Existing Holders
                 specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Auction Preferred Stock that are the subject of such Submitted Bid;

                          (C) the Submitted Bid of each of the Potential
                 Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

                          (D) the Submitted Bid of each of the Existing Holders
                 specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Auction Preferred Stock that are the subject of such Submitted Bid, unless the number of Outstanding shares of Auction Preferred Stock subject to all such Submitted Bids shall be greater than the number of shares of Auction Preferred Stock ("remaining shares") equal to the excess of the Available Auction Preferred Stock over the number of shares of Auction Preferred Stock subject to Submitted Bids described in sections (e)(i)(B) and (e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be rejected and each such Existing Holder shall be required to sell shares of Auction Preferred Stock, but only in an amount equal to the difference between (1) the number of Outstanding shares of Auction Preferred Stock then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of Auction Preferred Stock obtained by multiplying (x) the number of remaining shares by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Auction Preferred Stock held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Auction Preferred Stock subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                          (E) the Submitted Bid of each of the Potential
                 Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of shares of Auction Preferred Stock obtained by multiplying the difference between the Available Auction Preferred Stock and the number of shares of Auction Preferred Stock subject to Submitted Bids described in sections
                 (e)(i)(B), (e)(i)(C) and (e)(i)(D) by a fraction, the numerator of which shall be the number of Outstanding shares of auction Preferred Stock subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of Auction Preferred Stock subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

                 (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Auction Preferred Stock are subject to Submitted Hold Orders in an Auction relating to a Short-Term Dividend Period), subject to the provisions of sections
         (e)(iii) and (e)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                          (A) the Submitted Bid of each Existing Holder
                 specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted thus entitling such Existing Holder to continue to hold the shares of Auction Preferred Stock that are the subject of such Submitted Bid;

                          (B) the Submitted Bid of each Potential Holder
                 specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the shares of Auction Preferred Stock that are the subject of such Submitted Bid; and

                          (C) the Submitted Bids of each Existing Holder
                 specifying any rate that is higher than the Maximum Applicable Rate shall be rejected and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of Auction Preferred Stock then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of Auction Preferred Stock obtained by multiplying (x) the difference between the Available Auction Preferred Stock and the aggregate number of shares of Auction Preferred Stock subject to Submitted Bids described in sections (e)(ii)(A) and
                 (e)(ii)(B) by (y) a fraction, the numerator of which shall be the number of Outstanding shares of Auction Preferred Stock held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of Auction Preferred Stock subject to all such Submitted Bids and Submitted Sell Orders.

                 (iii) If, as a result of the procedures described in section
         (e)(i) or (e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Auction Preferred Stock on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of Auction Preferred Stock to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Auction Preferred Stock.

                 (iv) If, as a result of the procedures described in section
         (e)(i), any Potential Holder would be entitled or required to purchase less than a whole share on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate shares for purchase among Potential Holders so that only whole shares are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares on such Auction Date.

                 (v) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Auction Preferred Stock are subject to Submitted Hold Orders) in an Auction relating to a Long-Term Dividend Period, all Submitted Bids and all Submitted Sell Orders shall be rejected, thus requiring each Existing Holder to continue to hold the shares of Auction Preferred Stock held by such Existing Holder immediately prior to such Auction.

                 (vi) If all of the Outstanding shares of Auction Preferred Stock are the subject of Submitted Hold Orders, all Submitted Bids shall be rejected.

                 (vii) Based on the results of each Auction, the Trust Company shall determine the aggregate number of shares of Auction Preferred Stock to be purchased and the aggregate number of shares of Auction Preferred Stock to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Auction Preferred Stock.

         (f) Miscellaneous (i) The Board of Directors may interpret the provisions of this Part II to resolve any inconsistency or ambiguity which may arise or be revealed in connection with the Auction Procedures provided for herein and their interpretation shall be binding, (ii) an Existing Holder (A) may sell, transfer or otherwise dispose of shares of Auction Preferred Stock only pursuant to a Bid or Sell Order in accordance with the procedures described in this Part II to or through a Broker-Dealer or to a Person that has delivered a singed copy of a Master Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer, and (B) shall have the beneficial ownership of the shares of Auction Preferred Stock held by it maintained in book- entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. The Company and its Affiliates shall not submit any Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Company may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds shares of Auction Preferred Stock for its own account, it must submit a Sell Order in the next Auction with respect to such shares of Auction Preferred Stock.

         (g) Headings of Subdivisions. The headings of the various subdivisions of this Part II are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     (8) SERIES K. There is hereby established an eleventh series of the Preferred Stock of the Corporation which shall have, in addition to the general terms and characteristics of all of the authorized shares of Preferred Stock of the Corporation, the following distinctive terms and characteristics:

                 (a) The eleventh series of Preferred Stock of the Corporation shall consist of 350,000 shares and be designated as "$6.95 Preferred Stock, Series K."

                 (b) Said eleventh series shall have a dividend rate of $6.95 per share per annum.

                 (c) The amount payable upon the shares of said eleventh series in the event of dissolution, liquidation or winding up of the Corporation shall be $100 per share plus an amount equivalent to accumulated and unpaid dividends thereon, if any, to the date of such dissolution, liquidation or winding up.

                 (d) (i) As and for a sinking fund for the redemption of shares of said eleventh series, on September 15, 2002 and on each September 15 thereafter to and including September 15, 2006, the Corporation shall redeem 17,500 shares of said eleventh series, and on September 15, 2007 the Corporation shall redeem all of the shares of said eleventh series then outstanding, in each case at the price of $100 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption. The Corporation shall be entitled, at its option, on September 15, 2002 and on each September 15 thereafter to and including September 15, 2006, to redeem up to 17,500 shares of said eleventh series, in addition to the shares otherwise required to be redeemed on such date, at the price of $100.00 per share plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption; provided, however, that the option of the Corporation to so redeem up to 17,500 additional shares of the eleventh series on each such sinking fund redemption date not be cumulative and shall not reduce the sinking fund requirements of this subparagraph (d) in any subsequent year. The Corporation shall be entitled, at its option, to credit against any sinking fund redemption requirement any shares of said eleventh series theretofore purchased or otherwise acquired by the Corporation and not theretofore credited against any other sinking fund redemption requirement. In the case of any redemption pursuant to this subparagraph (d), the shares to be redeemed shall be selected by lot among the holders of the shares of said eleventh series then outstanding in such manner as the appropriate Officers of the Corporation shall determine to result in a random selection. The shares of said eleventh series shall not be redeemable at the option of the Corporation except as set forth in this subparagraph (d).

                 (ii) The sinking fund requirement of the Corporation to redeem shares of said eleventh series pursuant to this subparagraph (d) shall be subject to any applicable restrictions of law and such redemption shall be made only out of funds legally available therefor.

                 (iii) The sinking fund requirement of the Corporation to redeem shares of said eleventh series pursuant to this subparagraph
         (d) shall be cumulative. If at any time the Corporation shall not have satisfied in full the cumulative sinking fund requirement to redeem shares of said eleventh series, the Corporation shall not pay or declare and set apart for payment any dividends upon, or make any other distribution with respect to, or redeem, purchase or otherwise acquire any shares of, the Common Stock or any other class of stock ranking as to dividends and distributions of assets junior to the Preferred Stock.

                 (iv) If at any time the Corporation shall not have satisfied in full the cumulative sinking fund requirement to redeem shares of said eleventh series pursuant to this subparagraph (d), and if at such time the Corporation shall be required pursuant to a sinking or similar fund to redeem or purchase shares of any other series of the Preferred Stock or any other class of stock ranking as to dividends and distributions of assets on a parity with the Preferred Stock, any funds of the Corporation legally available for the purpose shall be allocated among all such sinking or similar funds for series of the Preferred Stock and such parity stock in proportion to the respective amounts then required for the satisfaction thereof.

             (e) The shares of said eleventh series shall not, by their terms, be convertible.

         FOURTH: The duration of the Corporation shall be perpetual.

         FIFTH: The number of Directors of the Corporation shall be such number, not to exceed eleven, as shall be specified from time to time by the Board of Directors in the Bylaws; provided, however, that if the right to elect a majority of the Board of Directors shall have accrued to the holders of the

Preferred Stock as provided in paragraph (1) of subdivision (j) of Article THIRD, then, during such period as such holders shall have such right, the number of directors may exceed eleven. The Directors shall be divided into three classes, as nearly equal in number as possible. Commencing with the directors elected at the 1987 Annual meeting of Shareholders, the term of office of the first class shall expire at the 1988 Annual Meeting of Shareholders, the term of office of the second class shall expire at the 1989 Annual Meeting of Shareholders and the term of office of the third class shall expire at the 1990 Annual Meeting of Shareholders. At each Annual meeting of Shareholders thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election.
Notwithstanding the foregoing, Directors elected by the holders of the Preferred Stock in accordance with paragraph (1) of subdivision (j) of Article THIRD shall be elected for a term which shall expire not later than the next Annual Meeting of Shareholders. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.

         Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD, (a) any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors and any director so elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and (b) any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

         No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD and the provisions of the next preceding paragraph of this Article FIFTH, any Director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of capital stock of the Corporation entitled generally to vote in the election of directors (such stock being hereinafter in these Articles of Incorporation called "Voting Stock"), voting together as a single class, at a meeting of shareholders called expressly for that purpose; provided, however, that if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against the removal of such director would be sufficient to elect such director if then cumulatively voted at an election of the class of Directors of which such director is a part.

         Notwithstanding anything contained in these Articles of Incorporation to the contrary, the provisions of this Article FIFTH shall not be altered, amended or repealed, and no provision inconsistent therewith shall be included in these Articles of Incorporation or the Bylaws of the Corporation, without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the shares of the Voting Stock, voting together as a single class.

         SIXTH: That the principal place of business of said Corporation shall be Spokane, Spokane County, Washington.

         SEVENTH: The corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by these Articles of Incorporation. The Board of Directors shall have power to authorize the payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and other meetings, and to determine the amount of such compensation and fees.

         The Board of Directors shall have power to adopt, alter, amend and repeal the Bylaws of the Corporation. To the extent provided under the laws of the state of Washington, any Bylaws adopted by the Directors under the powers conferred hereby may be repealed or changed by the shareholders.

         An Executive Committee may be appointed by and from the Board of Directors in such manner and subject to such regulations as may be provided in the Bylaws, which committee shall have and may exercise, when the Board is not in session, all the powers of said Board which may be lawfully delegated subject to such limitations as may be provided in the Bylaws or by resolutions of the Board. The fact that the Executive Committee has acted shall be conclusive evidence that the Board was not in session at the time of such action. Additional committees may be appointed by and from the Board of Directors in such manner and subject to such regulations as may be provided in the Bylaws. Any action required or permitted by these Articles of Incorporation to be taken by the Board of Directors of the Corporation may be taken by a duly authorized committee of the Board of Directors, except as otherwise required by law.

         No Director shall have any personal liability to the Corporation or its shareholders for monetary damages for his or her conduct as a Director of the Corporation; provided, however, that nothing herein shall eliminate or limit any liability which may not be so eliminated or limited under Washington law, as from time to time in effect. No amendment, modification or repeal of this paragraph shall eliminate or limit the protection afforded by this paragraph with respect to any act or omission occurring prior to the effective date thereof.

         The Corporation shall, to the full extent permitted by applicable law, as from time to time in effect, indemnify any person made a party to, or otherwise involved in, any proceeding by reason of the fact that he or she is or was a Director of the Corporation against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with such proceeding. The Corporation shall pay any reasonable expenses incurred by a Director in connection with any such proceeding in advance of the final determination thereof upon receipt from such Director of such undertakings for repayment as may be required by applicable law and a written affirmation by such director that he or she has met the standard of conduct necessary for indemnification, but without any prior determination, which would otherwise be required by Washington law, that such standard of conduct has been met. The Corporation may enter into agreements with each Director obligating the Corporation to make such indemnification and advances of expenses as are contemplated herein. Notwithstanding the foregoing, the Corporation shall not make any indemnification or advance which is prohibited by applicable law. The rights to indemnity and advancement of expenses granted herein shall continue as to any person who has ceased to be a Director and shall inure to the benefit of the heirs, executors and administrators of such a person.

         A Director of the Corporation shall not be disqualified by his office from dealing or contracting with this Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or violable by reason of the fact that any Director, or any firm of which any Director is a member, or any corporation of which any Director is a shareholder or Director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified, or approved, either (1) by vote of a majority of a quorum of the Board of Directors or of the Executive Committee without counting in such majority or quorum any Directors so interested, or a member of a firm so interested, or a stockholder or Director of a corporation so interested; or (2) by the written consent or by vote at a stockholders' meeting of the holders of record of a majority in number of all the outstanding shares of capital stock of the Corporation entitled to vote; nor shall any Director be liable to account to the Corporation for any profits realized by and from or through any such transaction or contract of the Corporation authorized, ratified, or approved as aforesaid by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is a shareholder or a Director, was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such transaction or contract in any other manner approved by law.

         Stockholders shall have no rights, except as conferred by statute or by the Bylaws, to inspect any book, paper or account of the Corporation.

         Any property of the Corporation not essential to the conduct of its corporate business may be sold, leased, exchanged, or otherwise disposed of, by authority of its Board of Directors and the Corporation may sell, lease, exchange or otherwise dispose of, all of its property and franchises, or any of its property, franchises, corporate rights, or privileges, essential to the conduct of its corporate business and purposes upon the consent of and for such consideration and upon such terms as may be authorized by a majority of all of the Directors and the holders of two-thirds of the issued and outstanding shares of the Corporation having voting power (or, if the consent or vote of a larger number or different proportion of the Directors and/or shares is required by the laws of the state of Washington, notwithstanding the above agreement of the stockholders of the Corporation to the contrary, then upon the consent or vote of the larger number or different proportion of the Directors and/or shares so required) expressed in writing, or by vote at a meeting of holders of the shares of the Corporation having voting power duly held as provided by law, or in the manner provided by the Bylaws of the Corporation, if not inconsistent therewith.

         Upon the affirmative vote of the holders of two-thirds of the issued and outstanding shares of the Corporation having voting power given at a meeting of the holders of the shares of the Corporation having voting power duly called for that purpose or when authorized by the written consent of the holders of two-thirds of the issued and outstanding shares of the Corporation having voting power and upon the vote of a majority of the Board of Directors, all of the property, franchises, rights and assets of the Corporation may be sold, conveyed, assigned and transferred as an entirety to a new company to be organized under the laws of the United States, the state of Washington or any other state of the United States, for the purpose of so taking over all the property, franchises, rights and assets of the Corporation, with the same or a different authorized number of shares of stock and with the same preferences, voting powers, restrictions and qualifications thereof as may then attach to the classes of stock of the Corporation then outstanding so far as the same shall be consistent with such laws of the United States or of Washington or of such other state (provided that the whole or any part of such stock or of any class thereof may be stock with or without a nominal or par value), the consideration for such sale and conveyance to be the assumption by such new company of all of the then outstanding liabilities of the Corporation and the issuance and delivery by the new company of shares of stock (any or all thereof either with or without nominal or par value) of such new company of the several classes into which the stock of the Corporation is then divided equal in number to the number of shares of stock of the Corporation of said several classes then outstanding. In the event of such sale, each holder of stock of the Corporation agrees so far as he may be permitted by the laws of Washington forthwith to surrender for cancellation his certificate or certificates for stock of the Corporation and to receive and accept in exchange therefor, as his full and final distributive share of the proceeds of such sale and conveyance and of the assets of the Corporation, a number of shares of the stock of the new company of the class corresponding to the class of the shares surrendered equal in number to the shares of stock of the Corporation so surrendered, and in such event no holder of any of the stock of the Corporation shall have any rights or interests in or against the Corporation, except the right upon surrender of his certificate as aforesaid properly endorsed, to receive from the Corporation certificates for such shares of said new company as herein provided. Such new company may have all or any of the powers of the Corporation and the certificate of incorporation and bylaws of such new company may contain all or any of the provisions contained in the Articles of Incorporation and Bylaws of the Corporation.

         Upon the written assent, in person or by proxy, or pursuant to the affirmative vote, in person or by proxy, of the holders of a majority in number of the shares then outstanding and entitled to vote (or, if the assent or vote of a larger number or different proportion of shares is required by the laws of the state of Washington notwithstanding the above agreement of the stockholders of the Corporation to the contrary, then upon the assent or vote of the larger number or different proportion of the shares so required) (1) any or every statute of the state of Washington hereafter enacted, whereby the rights, powers or privileges of the Corporation are or may be increased, diminished, or in any way affected, or whereby the rights, powers or privileges of the stockholders of corporations organized under the law under which the Corporation is organized are increased, diminished or in any way affected or whereby effect is given to the action taken by any, part less than all of the stockholders of any such corporation shall, notwithstanding any provision which may at the time be contained in these Articles of Incorporation or any law, apply to the Corporation, and shall be binding not only upon the Corporation but upon every stockholder thereof, to the same extent as if such statute had been in force at the date of the making and filing of these Articles of Incorporation and/ or (2) amendments to said Articles authorized at the time of the making of such amendments by the laws of the state of Washington may be made; provided, however, that (a) the provisions of Article THIRD hereof limiting the preemptive rights of stockholders, requiring cumulative voting in the election of Directors and regarding entry in the capital stock account of consideration received upon the sale of shares of capital stock without nominal or par value and all of the provisions of Article FIFTH hereof shall not be altered, amended, repealed, waived or changed in any way, unless the holders of record of at least two-thirds of the number of shares entitled to vote then outstanding shall consent thereto in writing or affirmatively vote therefor in person or by proxy at a meeting of stockholders at which such change is duly considered.

         Special meetings of the shareholders may be called by the President, the Chairman of the Board of Directors, a majority of the Board of Directors, any Executive Committee of the Board of Directors, and shall be called by the President at the request of the holders of at least two-thirds (2/3) of the voting power of all of the shares of the Voting Stock, voting together as a single class. Only those matters that are specified in the call of or request for a special meeting may be considered or voted upon at such meeting.

         Notwithstanding anything contained in these Articles of Incorporation to the contrary, the paragraph in this Article SEVENTH relating to the adoption, alteration, amendment, change and repeal of the Bylaws of the Corporation, the paragraph in this Article SEVENTH relating to the calling and conduct of special meetings of the shareholders and this paragraph, and the provisions of the Bylaws of the Corporation relating to procedures for the nomination of Directors, shall not be altered. amended or repealed, and no provision inconsistent therewith shall be included in these Articles of Incorporation or the Bylaws of the Corporation, without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Voting Stock, voting together as a single class.

         EIGHTH:

         (a) In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in subdivision (b) of this Article EIGHTH:

                 (1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or
                          (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                 (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more; or

                 (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

                 (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                 (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

                 shall require the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote maybe required or that the vote of a lower percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs (1) through (5) of this subdivision (a).

         (b) The provisions of subdivision (a) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either paragraph (1) or paragraph (2) below are met:

                 (1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); or

                 (2)      All of the following conditions shall have been met:

                          (A) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                                  (i)      (if applicable) the highest per
                                           share price (including any brokerage
                                           commissions, transfer taxes and
                                           soliciting dealers' fees) paid by
                                           the Interested Shareholder for any
                                           shares of Common Stock acquired by
                                           it (x) within the two-year period
                                           immediately prior to the date of the
                                           first public announcement of the
                                           proposal of the Business Combination
                                           (the "Announcement Date") or (y) in
                                           the transaction in which it became
                                           an Interested Shareholder, whichever
                                           is higher;

                                  (ii)     the Fair Market Value per share of
                                           Common Stock on the Announcement
                                           Date or on the date on which the
                                           Interested Shareholder became an
                                           Interested Shareholder (the
                                           "Determination Date"), whichever is
                                           higher; and

                                  (iii)    (if applicable) the price per share
                                           equal to the Fair Market Value per
                                           share of Common Stock determined
                                           pursuant to clause (A)(ii) above,
                                           multiplied by the ratio of (x) the
                                           highest per share price (including
                                           any brokerage commissions, transfer
                                           taxes and soliciting dealers' fees)
                                           paid by the Interested Shareholder
                                           for any shares of Common Stock
                                           acquired by it within the two-year
                                           period immediately prior to the
                                           Announcement Date to (y) the Fair
                                           Market Value per share of Common

                                           Stock on the first day in such
                                           two-year period upon which the
                                           Interested Shareholder acquired any
                                           shares of Common Stock.

                          (B) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of each class of outstanding Voting Stock (other than Common Stock and Institutional Voting Stock [as hereinafter defined]) shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (B) shall be required to be met with respect to every class of outstanding Voting Stock (other than Institutional Voting Stock), whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                                  (i)      (if applicable) the highest per
                                           share price (including any brokerage
                                           commissions, transfer taxes and
                                           soliciting dealers' fees) paid by
                                           the Interested Shareholder for any
                                           shares of such class of Voting Stock
                                           acquired by it (x) within the
                                           two-year period immediately prior to
                                           the Announcement Date or (y) in the
                                           transaction in which it became an
                                           Interested Shareholder, whichever is
                                           higher;

                                  (ii)     (if applicable) the highest
                                           preferential amount per share to
                                           which the holders of shares of such
                                           class of Voting Stock are entitled
                                           in the event of any voluntary or
                                           involuntary dissolution, liquidation
                                           or winding up of the Corporation;

                                  (iii)    the Fair Market Value per share of
                                           such class of Voting Stock on the
                                           Announcement Date or on the
                                           Determination Date, whichever is
                                           higher; and

                                  (iv)     (if applicable) the price per share
                                           equal to the Fair Market Value per
                                           share of such class of Voting Stock
                                           determined pursuant to clause
                                           (B)(iii) above, multiplied by the
                                           ratio of (x) the highest per share
                                           price (including any brokerage
                                           commissions, transfer taxes and
                                           soliciting dealers' fees) paid by
                                           the Interested Shareholder for any
                                           shares of such class of Voting Stock
                                           acquired by it within the two-year
                                           period immediately prior to the
                                           Announcement Date to (y) the Fair
                                           Market Value per share of such class
                                           of Voting Stock on the first day in
                                           such two-year period upon which the
                                           Interested Shareholder acquired any
                                           shares of such class of Voting
                                           Stock.

                          (C) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                          (D) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

                                  (i)      except as approved by a majority of
                                           the Continuing Directors, there
                                           shall have been no failure to
                                           declare and pay at the regular date
                                           therefor full dividends (whether or
                                           not cumulative) on the outstanding
                                           shares of stock of all classes
                                           ranking prior as to dividends to the
                                           Common Stock;

                                  (ii)     there shall have been (x) no
                                           reduction in the annual rate of
                                           dividends paid on the Common Stock
                                           (except as necessary to reflect any
                                           subdivision of the Common Stock),
                                           except as approved by a majority of
                                           the Continuing Directors, and (y) an
                                           increase in such annual rate of
                                           dividends as necessary to reflect
                                           any reclassification (including any
                                           reverse stock split),
                                           recapitalization, reorganization or
                                           any similar transaction which has
                                           the effect of reducing the number of
                                           outstanding shares of the Common
                                           Stock, unless the failure to so
                                           increase such annual rate is
                                           approved by a majority of the
                                           Continuing Directors; and

                                  (iii)    such Interested Shareholder shall
                                           not have become the beneficial owner
                                           of any additional shares of Voting
                                           Stock except as part of the
                                           transaction which results in such
                                           Interested Shareholder becoming an
                                           Interested Shareholder.

                          (E) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                          (F) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                 (c)   For the purposes of this Article EIGHTH:

                          The terms "Affiliate" and "Associate" have the
                       respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1987.

                          A person shall be deemed to be a 'beneficial owner"
                       of any Voting Stock:

                          (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, or;

                          (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                          (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         For the purposes of determining whether a person is an Interested Shareholder the number of shares of Voting Stock deemed to be outstanding shall include all shares of which such person is the beneficial owner in accordance with the foregoing definition but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         The term "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

         The term "Fair Market Value" means (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

         The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

         (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

         (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

         (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two- year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

         The term "Institutional Voting Stock" shall mean any class of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks or similar financial institutions or institutional investors.

         The term "person" shall mean any individual, firm, corporation or other entity.

         The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth above, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         The term "Voting Stock" has the meaning ascribed to such term in Article FIFTH.

         In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs 2(A) and 2(B) of subdivision

(b) of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

(d) The Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another person, (D) whether a class of Voting Stock is Institutional Voting Stock, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more.

                 Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                 Notwithstanding anything contained in these Articles of Incorporation to the contrary, the provisions of this Article EIGHTH shall not be altered, amended or repealed, and no provision inconsistent therewith shall be included in these Articles of Incorporation or the Bylaws of the Corporation, without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the shares of the Voting Stock, voting together as a single class.

IN WITNESS WHEREOF, we have set our hands and seals under these presents, this 10th day of December, 1988.



                                           JAMES R. HARVEY
                                           -------------------------------
                                           James R. Harvey, President and
                                           Chief Operating Officer



                                           ATTEST:


                                           TERRY L. SYMS
                                           -------------------------------
 (SEAL)                                    Terry L. Syms, Corporate
                                           Secretary



STATE OF WASHINGTON
County of Spokane                    ss.


         JAMES R. HARVEY and TERRY L. SYMS, being first duly sworn on oath depose and say:

         (a) That they have been authorized to execute the within Restated Articles by Resolution of the Board of Directors adopted on the 4th day of August, 1988.

         (b) That the Restated Articles correctly set forth the text of the Articles of Incorporation as amended and supplemented to the date of the Restated Articles, and

         (c) These Restated Articles shall set forth all of the operative provisions of the Articles of Incorporation as theretofore amended together. The Restated Articles of Incorporation correctly set forth without change the provisions of the Articles of Incorporation as theretofore amended and that the Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.


                                JAMES R. HARVEY
                                -----------------------
                                James R. Harvey



                                 TERRY L. SYMS
                                 ----------------------
                                 Terry L. Syms


SUBSCRIBED AND SWORN to before me this 10th day of December, 1988.


                                                 JULIE V. SHANHOLTZER
                                                 -------------------------
(SEAL)                                           Notary Public in and for
                                                 the State of Washington,
                                                 County of Spokane